[EXECUTION COPY]











                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          Dated as of December 15, 1997


                                     between


                             SONIC AUTOMOTIVE, INC.
                                   as Borrower


                                       and

                           FORD MOTOR CREDIT COMPANY,
                                    as Lender

                                TABLE OF CONTENTS
SECTION                                                                    PAGE
-------                                                                    ----

                             EXHIBITS AND SCHEDULES

                                    EXHIBITS

EXHIBIT A                  --       Form of Note

EXHIBIT B                  --       Form of Borrowing Notice

EXHIBIT C-1                --       Form of Dealership Guaranty
                                    (Unrestricted Form)
EXHIBIT C-2                --       Form of Dealership Guaranty
                                    (Restricted Form)

EXHIBIT D-1                --       Form of Dealership Security Agreement
                                    (Unrestricted Form)
EXHIBIT D-2                --       Form of Dealership Security Agreement
                                    (Restricted Form)

EXHIBIT E                  --       Closing List

EXHIBIT F                  --       Form of Officer's Certificate



                                    SCHEDULES


Schedule 1.1.1    --       Permitted Existing Indebtedness

Schedule 1.1.2    --       Permitted Existing Investments

Schedule 1.1.3    --       Permitted Existing Liens

Schedule 4.8               --       Subsidiaries

                      AMENDED AND RESTATED CREDIT AGREEMENT


         This Amended and Restated Credit Agreement dated as of December 15, 1997 is entered into between SONIC AUTOMOTIVE, INC., a Delaware corporation, as borrower, and FORD MOTOR CREDIT COMPANY, a Delaware corporation, as Lender and amends and restates that certain Credit Agreement, dated as of October 15, 1997 (as amended by that certain Credit Agreement Amendment dated November 12, 1997, the "ORIGINAL CREDIT AGREEMENT") among the parties hereto. The parties hereto agree as follows:

ARTICLE I:  DEFINITIONS

         1.1 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

         As used in this Agreement:

         "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or a Subsidiary Holding Company (i) acquires any going business or all or substantially all of the assets of any automobile dealership and/or related operations (e.g. body shop and service repair centers), whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of such a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of such an entity.

         "ACQUISITION DOCUMENTS" means all documents, instruments and agreements entered into in connection with any Acquisition and the Initial Acquisitions.

         "ADVANCE" means any loan made by the Lender under Section 2.1 hereof.

         "ADJUSTED LEVERAGE RATIO" is defined in Section 5.4(F) hereof.

         "ADJUSTED TBC RATIO" is defined in Section 5.4(B) hereof.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than five percent (5%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

         "AGREEMENT" means this Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

         "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.1(A) hereof, provided, however, that with respect to the calculation of financial ratios and other financial tests required by this Agreement, "Agreement Accounting Principles" means generally accepted accounting principles as in effect as of the date of the Original Credit Agreement, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.1(A) hereof; provided, further, however, all pro forma financial statements reflecting Acquisitions shall be prepared in accordance with the requirements established by the Commission for acquisition accounting for reporting acquisitions by public companies (whether or not such Acquisitions are required to be publicly reported).

         "APPLICABLE PRIME RATE" means as of any Quarterly Payment Date, (a) with respect to that portion of the Obligations the principal amount of which is less than the value of the Sonic Group's Scaled Assets on such Quarterly Payment Date, the Prime Rate, and (b) with respect to that portion of the Obligations the principal amount of which equals or exceeds the value of the Sonic Group's Scaled Assets on such Quarterly Payment Date, the Prime Rate plus one percent (1.0%) per annum. As of the Effective Date, the Applicable Prime Rate is the Prime Rate.

         "ASSET SALE" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person).

         "AUTHORIZED OFFICER" means any of the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower, acting singly.

         "AVERAGE APPLICABLE PRIME RATE" means, as of any Quarterly Payment Date other than the first Quarterly Payment Date, the average of the Applicable Prime Rate for such Quarterly Payment Date and the Applicable Prime Rate for the immediately preceding Quarterly Payment Date; with respect to the first Quarterly Payment Date, the Average Applicable Prime Rate shall be the average of the Applicable Prime Rate on such first Quarterly Payment Date and the Prime Rate.

         "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multi-employer Plan) in respect of which the Borrower or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "BORROWER" means Sonic Automotive, Inc., a Delaware corporation, together with its successors and assigns, including a debtor-in-possession on behalf of the Borrower.

         "BORROWER GUARANTY" means that certain Guaranty, dated as of October 15, 1997, pursuant to which the Borrower guaranties all Sonic Dealership obligations arising under any Wholesale Line, as it may be amended, restated or otherwise modified and in effect from time to time.

         "BORROWER PLEDGES" means each of (i) that certain Pledge Agreement, dated as of October 15, 1997, from the Borrower to the Lender pursuant to which the Borrower pledges the Capital Stock of certain corporate Subsidiaries, as it may be amended, restated or otherwise modified and in effect from time to time,
(ii) that certain Pledge Agreement, dated as of October 15, 1997, from the Borrower to the Lender pursuant to which the Borrower pledges the Capital Stock of certain limited liability company Subsidiaries, as it may be amended, restated or otherwise modified and in effect from time to time and (iii) any other pledge of Capital Stock delivered by a member of the Sonic Group from time to time to the Lender.

         "BORROWER SECURITY AGREEMENT" means that certain Security Agreement, dated as of October 15, 1997 from the Borrower to the Lender pursuant to which the Borrower pledged all of its assets to secure its obligations under the Bridge Facility and the Obligations hereunder and the obligations of each Sonic Dealership under any Wholesale Line provided by the Lender to such Sonic Dealership, as it may be amended, restated or otherwise modified and in effect from time to time.

         "BORROWING DATE" means a date on which an Advance is made hereunder.

         "BORROWING NOTICE" is defined in Section 2.4 hereof.

         "BOWERS ACQUISITION" means the acquisition by the Borrower of all of the outstanding Capital Stock of each of the following entities, each of which, unless otherwise indicated is a Tennessee limited liability company: (i) European Motors of Nashville, LLC, (ii) European Motors, LLC, (iii) Jaguar of Chattanooga LLC, (iv) Cleveland Chrysler-Plymouth-Jeep-Eagle LLC, (v) Nelson Bowers Dodge LLC, (vi) Cleveland Village Imports, Inc., a Tennessee corporation,
(vii) Nelson Bowers Ford, L.P., a Tennessee limited partnership and (viii) KIA of Chattanooga, LLC.

         "BRIDGE FACILITY" means the credit facility made available by the Lender to the Borrower pursuant to the Original Credit Agreement.

         "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for business in Dearborn, Michigan, Atlanta, Georgia and Charlotte, North Carolina.

         "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (other than in connection with Permitted Acquisitions), whether paid in cash or accrued as liabilities, including Capitalized Lease Obligations, by the Borrower and its Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

         "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, any and all membership interests or other equivalents (however designated) and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, or its branches or agencies; (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Corporation); (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 (or better) by Moody's Investors Services, Inc.; (v) corporate bonds, mortgage-backed securities and municipal bonds in each case of a domestic issuer rated at the date of acquisition not less than Aaa by Moody's Investor Services, Inc. or AAA by Standard & Poor's Corporation with maturities of no more than two
(2) years from the date of acquisition; and (vi) money market funds with respect to which not less than 90% of such funds are invested in the type of investments specified in clauses (i) through (v) above; provided, unless the context otherwise requires, that the maturities of such Cash Equivalents shall not exceed 365 days.

         "CASH MANAGEMENT AGREEMENT" means any cash management agreement to be entered into between the Lender and the Borrower and its Subsidiaries, pursuant to which the Borrower and such Subsidiaries may participate in a sweep-account program managed by the Lender.

         "CHANGE OF CONTROL" means an event or series of events by which:

                  (i) the Principals and their Related Parties cease to own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the Borrower's Capital Stock ordinarily having the right to vote at an election of directors;

                  (ii) during any period of 24 consecutive calendar months, individuals:

                           (a) who were directors of the Borrower on the first
                  day of such period, or

                           (b) whose election or nomination for election to the
                  board of directors of the Borrower was recommended or approved by at least a majority of the directors then still in office who were directors of the Borrower on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of the Borrower; and

                  (iii) the Borrower consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any Person, or any corporation consolidates with or merges into the Borrower, in either event pursuant to a transaction in which the outstanding Capital Stock of the Borrower is reclassified or changed into or exchanged for (A) cash or Cash Equivalents or (B) securities, and the holders of the Capital Stock in the Borrower immediately prior to such transaction do not, as a result of such transaction, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the Borrower's Capital Stock or the Capital Stock of its successor entity in such transaction.

         "CHARTER DOCUMENTS" means (i) in the case of a corporation, such entity's articles of incorporation and by-laws, (ii) in the case of a limited liability company, such entity's articles of organization and operating agreement or equivalent (however designated), (iii) in the case of a partnership, such entity's partnership agreement or equivalent (however designated) and (iv) in the case of an association or other business entity not described above, such entity's founding documents (however designated).

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, or any successor statute.

         "COLLATERAL" means all property and interests in property now owned or hereafter acquired by the Borrower or any of its Subsidiaries in or upon which a security interest, lien or mortgage is granted to the Lender, whether under the Borrower Security Agreement, under any of the other Collateral Documents or under any of the other Loan Documents.

         "COLLATERAL DOCUMENTS" means all agreements, instruments and documents executed in connection with this Agreement or the Bridge Facility that are intended to create or evidence Liens to secure the Obligations and all Floor Plan Indebtedness, including, without limitation, the

Borrower Security Agreement, the Borrower Pledges, the Subsidiary Holding Company Pledges, the Speedway Pledge, each Dealership Security Agreement and all other security agreements, mortgages, deeds of trust, loan agreements, notes, guaranties, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Borrower or any of its Subsidiaries and delivered to the Lender, together with all agreements and documents referred to therein or contemplated thereby.

         "COMMISSION" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

         "COMMITMENT" means $75,000,000 minus the amount of any Decision Reserve, if any, in effect from time to time.

         "COMMITMENT LETTER" means that certain commitment letter dated October 3, 1997 between the Borrower and the Lender as amended by the letter agreement dated October 20, 1997.

         "CONSOLIDATED NET WORTH" means, at a particular date, the amount by which the total consolidated assets of the Borrower and its consolidated Subsidiaries exceeds the total consolidated liabilities of the Borrower and its consolidated Subsidiaries.

         "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

         "CONTINGENT OBLIGATION", as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any material provision of any equity or debt securities issued by that Person or any material indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in each case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "CONTRIBUTION AGREEMENT" means that certain Amended and Restated Contribution Agreement, dated as of November 20, 1997, as it may be amended, restated or otherwise modified and in effect from time to time.

         "CONTROLLED GROUP" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause
(i) above or any partnership or trade or business described in clause (ii) above.

         "CONTROLLED SUBSIDIARY" of any Person means a Subsidiary of such Person
(i) 80% or more of the total Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more wholly-owned Subsidiaries of such Person and (ii) of which such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by agreement or otherwise.

         "CURRENT ASSETS" means, at a particular date, all amounts which would, in conformity with Agreement Accounting Principles, be included under current assets on a balance sheet as at such date, except that there shall be excluded therefrom cash and Cash Equivalents.

         "CURRENT LIABILITIES" means, at a particular date, all amounts which would, in conformity with Agreement Accounting Principles, be included under current liabilities on a balance sheet as at such date, except that there shall be excluded therefrom the current portion of long-term Indebtedness and the outstanding principal amount of the Advances hereunder.

         "CURRENT RATIO" is defined in Section 5.4(C) hereof.

         "CUSTOMARY PERMITTED LIENS" means:

                  (i) Liens (other than Environmental Liens, Liens in favor of the IRS and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                  (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                  (iii) Liens (other than Environmental Liens, Liens in favor of the IRS and Liens in favor of the PBGC) incurred or deposits made, in each case, in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and (B) with respect to Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $250,000;

                  (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Borrower or any of its Subsidiaries which do not constitute an Event of Default under Section 6.1(h) hereof; and

                  (vi) any interest or title of the lessor in the property subject to any operating lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of business.

         "DEALERSHIP GUARANTORS" means each Sonic Dealership providing a Dealership Guaranty and a Dealership Security Agreement to the Lender, and their respective successors and assigns.

         "DEALERSHIP GUARANTY" means that certain Dealership Guaranty in the form attached hereto as either Exhibit C-1 or Exhibit C-2, provided by a Sonic Dealership to the Lender, as the same may be amended, modified, supplemented and/or restated, and as in effect from time to time.

         "DEALERSHIP SECURITY AGREEMENT" means any Security Agreement in the form attached hereto as either Exhibit D-1 or Exhibit D-2, pursuant to which a Sonic Dealership grants the Lender a security interest in all of its assets, as the same may be amended, modified, supplemented and/or restated, and as in effect from time to time.

         "DECISION PERIOD" is defined in Section 5.2(G) hereof.

         "DECISION RESERVE" is defined in Section 5.2(G) hereof.

         "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Termination Date.

         "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

         "DOLLAR" and "$" means dollars in the lawful currency of the United States.

         "DYER ACQUISITION" means the acquisition by the Borrower of substantially all of the assets of Dyer & Dyer, Inc., a South Carolina corporation.

         "EBITDA" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period, without duplication, of:

                  (i)      Net Income,

         plus     (ii)     Interest Expense,

         plus     (iii)    charges against income for foreign, federal, state and local taxes, to the extent deducted in computing Net Income,

         plus     (iv)     depreciation expense, to the extent deducted in computing Net Income,

         plus     (v)      amortization expense, including, without limitation, amortization of goodwill, other intangible assets and Transaction Costs, to the extent deducted in computing Net Income,

         plus     (vi)     other non-cash charges classified as long-term deferrals in accordance with
                           Agreement Accounting Principles, to the extent deducted in computing Net
                           Income,

         plus     (viii)   the pro forma adjustments which are consistent with
                           the Commission's regulations and practices as of the
                           Effective Date (whether or not applicable) to account
                           for adjustments to historical EBITDA for the
                           Subsidiaries as described in the Registration
                           Statement,

         plus     (ix)     any pro forma adjustments which are consistent with
                           the Commission's regulations and practices as of the
                           Effective Date (whether or not applicable)


                                       9


                           to account for adjustments to historical EBITDA for an acquired entity (other than the Subsidiaries) and which are realizable as a result of negotiated and executed contractual arrangements,

         minus    (x)      all extraordinary gains (and any nonrecurring unusual
                           gains arising in or outside of the ordinary course of
                           business not included in extraordinary gains
                           determined in accordance with Agreement Accounting
                           Principles which have been included in the
                           determination of Net Income).

EBITDA shall be calculated for any period by including the actual amount for the applicable period ending on such day, including the EBITDA attributable to Permitted Acquisitions occurring during such period on a pro forma basis for the period from the first day of the applicable period through the date of the closing of each Permitted Acquisition, utilizing (a) where available or required pursuant to the terms of this Agreement, historical audited and/or reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment or (b) unaudited financial statements (where no audited or reviewed financial statements are required pursuant to the terms of this Agreement) reviewed internally by the Borrower, broken down in the Borrower's reasonable judgment.

         "EBITDAR" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period, without duplication, of (i) EBITDA and (ii) Rentals.

         "EFFECTIVE DATE" is defined in Section 1.3 hereof.

         "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

         "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."

         "EQUIPMENT" means all of the Borrower's and each Dealership Guarantor's present and future furniture, machinery, service vehicles, supplies and other equipment and any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "EVENT OF DEFAULT" means an event described in Article VI hereof.

         "EXCLUDED REAL PROPERTY" means any real property owned by Town & Country Toyota, Inc., a North Carolina corporation, and Ford Mill Ford, Inc. (f/k/a FMF Management, Inc.), a South Carolina corporation if and to the extent such real property is mortgaged to secure Indebtedness of such entities.

         "EXTENSION NOTICE" is defined in Section 2.10 hereof.

         "FAIR VALUE" means (a) with respect to the Capital Stock of the Borrower, the closing price for such Capital Stock on the trading date immediately preceding the date of the applicable acquisition agreement; and (b) with respect to other assets, the value of the relevant asset as of the date of acquisition or sale determined in an arm's-length transaction conducted in good faith between an informed and willing buyer and an informed and willing seller under no compulsion to buy.

         "FIXED CHARGE COVERAGE RATIO" is defined in Section 5.4(D) hereof.

         "FLOOR PLAN INDEBTEDNESS" means any and all loans, advances, debts, liabilities and obligations owing by a Sonic Dealership to the Lender of any kind or nature, present or future, arising under a Wholesale Line or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower, a Sonic Dealership or Sonic Financial under this Agreement or any other Loan Document.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GROSS NEGLIGENCE" means recklessness, the absence of the slightest care or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to the Lender or any indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.

         "HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "INDEBTEDNESS" of any Person means, without duplication, such Person's
(a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances or other instruments, (e) Capitalized Lease Obligations, (f) reimbursement obligations with respect to letters of credit (other than commercial letters of credit) issued for the account of such Person, (g) Hedging Obligations, (h) Off Balance Sheet Liabilities and (i) Contingent Obligations in respect of obligations of another Person of the type described in the foregoing clauses (a) through (h). The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

         "INDEMNIFIED MATTERS"  is defined in Section 8.6(B) hereof.

         "INDEMNITEES" is defined in Section 8.6(B) hereof.

         "INTEREST EXPENSE" means, for any period, the total interest expense of the Borrower and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases, commitment and letter of credit fees), but excluding interest expense not payable in cash (including amortization of discount), all as determined in conformity with Agreement Accounting Principles.

         "INVENTORY" shall mean any and all motor vehicles, tractors, trailers, service parts and accessories and other inventory of the Borrower and each Dealership Guarantor.

         "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

         "IRREGULAR FRANCHISE AGREEMENT" means any franchise agreement listed on
Schedule 1.1.0.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "KEN MARKS ACQUISITION" means the acquisition by the Borrower of all of the outstanding Capital Stock of Ken Marks Ford, Inc., a Florida corporation.

         "LAKE NORMAN ACQUISITION" means the acquisition by the Borrower of substantially all of the assets of each of the following entities: (i) Lake Norman Chrysler-Plymouth-Jeep-Eagle, LLC, a North Carolina limited liability company and (ii) Lake Norman Dodge, Inc., a North Carolina corporation.

         "LENDER" means Ford Motor Credit Company, a Delaware corporation and its successors and assigns.

         "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, encumbrance or security agreement or preferential arrangements of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "LOAN DOCUMENTS" means this Agreement, the Note, the Sonic Guaranties, the Collateral Documents and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

         "LOAN TO VALUE RATIO" is defined in Section 5.4(G) hereof.

         "MARGIN STOCK" shall have the meaning ascribed to such term in Regulation U.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, any Material Subsidiary of the Borrower, or the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents in any material respect, or (c) the ability of the Lender to enforce in any material respect the Obligations or its rights with respect to the Collateral.

         "MATERIAL SUBSIDIARY" means (a) any "Significant Subsidiary" as defined in Regulation S-X issued pursuant to the Securities Act and the Exchange Act and
(b) any other Subsidiary of the Borrower which at any time comprises five percent (5%) or more of the Borrower's Tangible Base Capital.

         "MAXIMUM RATE" means the maximum nonusurious interest rate under applicable law.

         "MINORITY HOLDER" means any holder of an Equity Interest in a Subsidiary which such Equity Interest may not exceed 20% of the Capital Stock of such Subsidiary.

         "MULTI-EMPLOYER PLAN" means a "Multi-employer Plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by either the Borrower or any member of the Controlled Group.

         "NET CASH PROCEEDS" means the net cash proceeds (net of underwriting discount and Transaction Costs) received by the Borrower in connection with the Public Offering.

         "NET INCOME" means, for any period, the net earnings (or loss) after taxes of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

         "NEW SUBSIDIARY" is defined in Section 5.3(F)(ii).

         "NOTE" means that amended and restated promissory note, in substantially the form of Exhibit A hereto, duly executed by the Borrower and payable to the order of the Lender in the amount of the Commitment, including any amendment, restatement, modification, renewal or replacement of such Note.

         "OBLIGATIONS" means all Advances, debts, liabilities, obligations, covenants and duties owing by the Borrower, a Sonic Dealership or Sonic Financial to the Lender or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the Note, the Collateral Documents or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower, a Sonic Dealership or Sonic Financial under this Agreement or any other Loan Document.

         "OFF BALANCE SHEET LIABILITIES" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries,
(b) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability under any financing lease or so-called "synthetic" lease transaction, or (d) any obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

         "ORIGINAL CREDIT AGREEMENT" is defined in the first paragraph hereof.

         "OTHER TAXES" is defined in Section 2.11(B) hereof.

         "PARTICIPANTS" is defined in Section 9.2(A) hereof.

         "PAYMENT DATE" means the fifteenth day of each calendar month, provided, however if such day is not a Business Day, then the Payment Date shall be the next succeeding Business Day following such fifteenth day.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERMITTED ACQUISITION" is defined in Section 5.3(F)(iii) hereof.

         "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of the Borrower and its Subsidiaries identified as such on Schedule 1.1.1 to this Agreement.

         "PERMITTED EXISTING INVESTMENTS" means the Investments of the Borrower and its Subsidiaries identified as such on Schedule 1.1.2 to this Agreement.

         "PERMITTED EXISTING LIENS" means the Liens on assets of the Borrower and its Subsidiaries identified as such on Schedule 1.1.3 to this Agreement.

         "PERMITTED REFINANCING INDEBTEDNESS" means any replacement, renewal, refinancing or extension of any Indebtedness permitted by this Agreement that
(i) does not exceed the aggregate principal amount (plus associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended,
(ii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iii) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, event of default and remedies) materially less favorable to the Borrower or to the Lender than those applicable to the Indebtedness being replaced, renewed, refinanced or extended.

         "PERSON" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

         "PRIME RATE" means a fluctuating per annum rate of interest equal to the per annum interest rate announced from time to time as the "prime" or "base" rate by a majority of the following five banks: The Chase Manhattan Bank, NationsBank, N.A., Citibank, N.A., BankAmerica and Morgan Guaranty Trust Company of New York, changing when and as said "prime" or "base" rates change. In the event that no three such banks have the same rate in effect, the median of the five rates shall be the Prime Rate. The term "prime" or "base" rate shall include the rate so established by the foregoing banks from time to time even though the label may be changed or discontinued.

         "PRINCIPALS" means O. Bruton Smith and B. Scott Smith.

         "PRIOR ACQUISITIONS" means each of the Bowers Acquisition, the Dyer Acquisition, the Ken Marks Acquisition, the Lake Norman Acquisition, and the Williams Acquisition.

         "PUBLIC OFFERING" means the offerings by the Borrower of approximately 6,600,000 shares of its Class A common stock, $.01 par value, pursuant to the Registration Statement.

         "PUBLIC OFFERING DOCUMENTS" means the Registration Statement, the Underwriting Agreement, and all other material instruments and agreements, if any, executed or obtained by the Borrower or any of its Subsidiaries pursuant to or in connection with the Public Offering.

         "QUARTERLY PAYMENT DATE" means each Payment Date occurring on January 15, April 15, July 15 and October 15, commencing with April 15, 1998.

         "RECEIVABLE(S)" means and includes all of the Borrower's and each Dealership Guarantor's presently existing and hereafter arising or acquired accounts, contract rights, chattel paper, instruments, notes, letters of credit, documents, documents of title, investment property, deposit accounts, other bank accounts, general intangibles, tax refunds and other obligations of third persons of any kind, now or hereafter existing, whether arising out of or in connection with the sale or lease of goods, the rendering of services or otherwise, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, notes, letters of credit, documents, documents of title, investment property, deposit accounts, other bank accounts, general intangibles, tax refunds or obligations of third persons.

         "REGISTRATION STATEMENT" means the Registration Statement on Form S-1 filed by the Borrower with the Commission on August 8, 1997, with respect to the initial public offerings of its Class A common stock, $.01 par value, as filed on such date, except that for purposes of Section 4.20, "Registration Statement" means such Registration Statement as amended from time to time prior to the Effective Date.

         "REGULATION G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by nonbank, nonbroker lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "RELATED PARTY" with respect to any Principal means (i) any spouse or immediate family member of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding the outstanding Equity Interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

         "RELATED TRANSACTIONS" means the Prior Acquisitions, the Bridge Facility and the Public Offering.

         "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

         "RENTALS" of a Person means the aggregate fixed amounts payable by such Person under any lease of real or personal property but does not include any amounts payable under Capitalized Leases of such Person.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days after such event occurs, provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations G, T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

         "RESTRICTED DEALERSHIP" means any Sonic Dealership, the franchise agreement with respect to which contains restrictions on such Sonic Dealership's ability to pledge its assets as collateral for the Obligations.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Borrower now or hereafter outstanding, except a dividend payable solely in the Borrower's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Borrower or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other Equity Interests of the Borrower (other than Disqualified Stock), and (iii) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of any Equity Interests of the Borrower or any of the Borrower's Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission.

         "RESTRICTED FRANCHISE AGREEMENT" is defined in Section 5.3(F)(iii)(b).

         "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which the Commitment at such time exceeds the Revolving Credit Obligations at such time.

         "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of the outstanding principal amount of all Advances (including the loans made under the Original Credit Agreement) at such time.

         "SCALED ASSETS" means with respect to the Sonic Group, the sum of (A) an amount equal to 75% of the Sonic Group's Receivables which constitute factory receivables, (B) an amount equal to 60% of the Sonic Group's Receivables which constitute current finance receivables, (C) an amount equal to 60% of the Sonic Group's Receivables which constitute receivables for parts and services (after netting any amounts payable in connection with such parts and services by any member of the Sonic Group), (D) an amount equal to 55% of the Sonic Group's Inventory which constitutes parts and accessories, (E) an amount equal to 80% of the difference between (i) that portion of the Sonic Group's Inventory which constitutes used vehicles and (ii) the amount of any Floor Plan Indebtedness of any member of the Sonic Group incurred or available in connection with such used vehicles, and (F) an amount equal to 45% of the difference between (i) the value of the Sonic Group's Equipment and (ii) the amount of Indebtedness of any member of the Sonic Group incurred in connection with such Equipment. The value of the Sonic Group's Scaled Assets shall be calculated by the Lender and shall be determined based on the financial statements and monthly factory statements delivered to the Lender pursuant to Section 5.1(A). Scaled Assets shall be measured as of the Effective Date and as of the end of each calendar quarter.

         "SCALED ASSETS ADJUSTMENT AMOUNT" means, as of any Quarterly Payment Date, (A) the amount of interest at the Average Applicable Prime Rate that would have been payable on the three preceding Payment Dates and the current Quarterly Payment Date by the Borrower minus (B) the amount of interest that was actually paid by the Borrower on such three preceding Payment Dates and on the current Quarterly Payment Date at the Prime Rate.

         "SECRETARY'S CERTIFICATE" with respect to any entity in the Sonic Group, means any certificate, delivered by a secretary, assistant secretary, managing member, general partner or governor of such entity which certifies (i) the names and true signatures of the incumbent officers or managers of such entity authorized to sign each Transaction Document to which it is a party and the other documents to be executed thereunder, (ii) a true and correct copy of such entity's Certificate of Incorporation, or similar charter document and all amendments thereto, (iii) a true and correct copy of the by-laws or similar governing document of such entity and all amendments thereto, and (iv) a true and correct copy of the resolutions of such entity's board of directors or members approving and authorizing the execution, delivery and performance by such entity of each Transaction Document to which it is a party and the other documents to be executed thereunder;

         "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "SONIC DEALERSHIP" means any Subsidiary dealership and/or related body shop or service repair center owned, operated or acquired by the Borrower or any Subsidiary of the Borrower.

         "SONIC FINANCIAL" means Sonic Financial Corporation, a Delaware corporation.

         "SONIC GROUP" means each of the Borrower and each Subsidiary of the Borrower.

         "SONIC GUARANTIES" means each of the Borrower Guaranty, each Dealership Guaranty and the Contribution Agreement.

         "SPEEDWAY PLEDGE" means that certain Pledge Agreement, dated as of October 15, 1997 delivered by Sonic Financial to the Lender in connection with the Bridge Facility, pursuant to which Sonic Financial pledged 2,500,000 of its shares in Speedway Motorsports, Inc., a Delaware corporation listed on the New York Stock Exchange as amended on the date hereof and as it may be further amended, restated or otherwise modified and in effect from time to time.

         "SUBORDINATED DEBT DOCUMENTS" means each of (i) the Subordinated Promissory Note and (ii) the Subordination Agreement.

         "SUBORDINATED PROMISSORY NOTE" means that certain promissory note from the Borrower to O. Bruton Smith, pursuant to which O. Bruton Smith lends, on a subordinated basis $5,500,000 to the Borrower.

         "SUBORDINATION AGREEMENT" means that certain Subordination Agreement, dated the date hereof, among the Borrower, O. Bruton Smith and the Lender.

         "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "SUBSIDIARY HOLDING COMPANIES" means each of Sonic Automotive of Tennessee, Inc., a corporation organized under the laws of the State of Tennessee, Sonic Automotive of Nevada, Inc., a corporation organized under the laws of the State of Nevada and Sonic Automotive of Georgia, Inc., a corporation organized under the laws of the State of Georgia, in each case together with its successors and assigns.

         "SUBSIDIARY HOLDING COMPANY PLEDGES" means each of (i) that certain Pledge Agreement, dated as of October 15, 1997 delivered by the Subsidiary Holding Companies (other than Sonic Automotive of Georgia, Inc.) to the Lender, as the same may be amended, restated or otherwise modified from time to time and
(ii) that certain Pledge, dated the date hereof, delivered by the Subsidiary Holding Companies (other than Sonic Automotive of Tennessee, Inc.) to the Lender pursuant to which such Persons pledge their Capital Stock of certain limited partnership Subsidiaries, as it may be amended, restated or otherwise modified and in effect from time to time.

         "TANGIBLE BASE CAPITAL" means, at a particular date of calculation, the amount determined by the Lender to be equal to :

         (i) Consolidated Net Worth

 PLUS

         (ii) the sum of

                  (A) Indebtedness of the Borrower or its Subsidiaries to officers of the Borrower and the Subordinated Promissory Note, which Indebtedness is subordinated in writing to the Obligations on terms and conditions acceptable to the Lender, including, without limitation the Indebtedness under the Subordinated Promissory Note; and

                  (B) an amount equal to 64% of the LIFO reserve (as determined in accordance with Agreement Accounting Principles) reflected on the Borrower's balance sheet;

MINUS

         (iii) the sum of

                  (A) Receivables with respect to which the account debtor is a director, officer, employee, Subsidiary or Affiliate of the Borrower or other amounts (whether or not classified as Receivables) from Affiliates of the Borrower or its Subsidiaries (other than those payable within 30 days and incurred in the ordinary course of business); and

                  (B) the value of leasehold improvements after deductions for depreciation of the Borrower and its Subsidiaries on a consolidated basis;

                  (C) that part of the Borrower's and its Subsidiaries (on a consolidated basis) capitalization or reserves attributable to any writing up of book values on any fixed assets after the date of the most recently delivered financial statements of the Borrower and its Subsidiaries;

                  (D) the aggregate amount of the Borrower's and its Subsidiaries Investments in Affiliates (other than the Borrower's Subsidiaries);

                  (E) organizational expenses related to start-up of operations with respect to the Borrower and its Subsidiaries;

                  (F) goodwill and other intangible assets (as determined in accordance with Agreement Accounting Principles);

                  (G) any amount paid to a third-party as consideration for no-competition agreements;

                  (H) the value of daily rental franchise payments made by the Borrower or its Subsidiaries under any franchise agreements (net of any amounts owed by a franchisor to Borrower or its Subsidiaries); and

                  (I) other assets (including, without limitation, airplanes, cattle, etc.) not related to the operations of the Dealerships as automobile dealerships.

         "TAXES" is defined in Section 2.11(A) hereof.

         "TBC RATIO" is defined in Section 5.4(A) hereof.

         "TERMINATION DATE" means the earlier of (a) December 14, 1999 or such other "Termination Date" specified in an Extension Notice and agreed to by the Lender and (b) the date of termination of the Commitment pursuant to either of
Section 2.3 or Section 7.1 hereof.

         "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which the Borrower or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Borrower or any member of the Controlled Group; (iii) the imposition of an obligation on the Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the Termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any member of the Controlled Group from a Multi-employer Plan.

         "TOTAL ADJUSTED DEBT" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the amount of Total Debt less any Floor Plan Indebtedness.

         "TOTAL DEBT" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of Indebtedness of the Borrower and its Subsidiaries, other than Hedging Obligations.

         "TRANSACTION COSTS" means the fees, costs and expenses payable by the Borrower in connection with the execution, delivery and performance of the Transaction Documents and in connection with the Public Offering.

         "TRANSACTION DOCUMENTS" means the Loan Documents, the Public Offering Documents the Acquisition Documents and the other material documents executed in connection with the Related Transactions.

         "UNDERWRITING AGREEMENT" means that certain Underwriting Agreement from the Borrower confirmed and accepted by Merrill Lynch & Co., Inc. for itself and certain other underwriters in connection with the Public Offering.

         "UNFUNDED LIABILITIES" means (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans, and (ii) in the case of Multi-employer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multi-employer Plans.

         "UNMATURED DEFAULT" means an event which, but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         "UNRESTRICTED DEALERSHIP" means any Sonic Dealership other than a Restricted Dealership.

         "WHOLESALE LINE" means any wholesale credit line made by the Lender to a Sonic Dealership.

         "WILLIAMS ACQUISITION" means the acquisition by the Borrower of all of the outstanding Capital Stock of Williams Motors, Inc., a South Carolina corporation.

         Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the date hereof.

         1.2 References. The existence throughout the Agreement of references to the Borrower's Subsidiaries is for a matter of convenience only. Any references to Subsidiaries of the Borrower set forth herein shall (i) with respect to representations and warranties which deal with historical matters be deemed to include each of the Subsidiaries existing on the date hereof, together with the businesses acquired pursuant to the Prior Acquisitions; and (ii) shall not in any way be construed as consent by the Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

         1.3 Effectiveness of this Agreement. Upon the satisfaction of all of the conditions precedent set forth in Section 3.1 of this Agreement (the date upon which such conditions precedent are satisfied being hereinafter referred to as the "EFFECTIVE DATE"), this Agreement shall become effective and the Original Credit Agreement be amended and restated in its entirety in accordance with the provisions of Article XI hereof.


ARTICLE II:  THE LOAN FACILITIES

         2.1 Advances. Upon the satisfaction of the conditions precedent set forth in Sections 3.1 and 3.2, from and including the date of this Agreement and prior to the Termination Date, the Lender shall, on the terms and conditions set forth in this Agreement, make Advances to the Borrower from time to time, in Dollars, in an amount not to exceed the Revolving Credit Availability at such time; provided, however, at no time shall the Revolving Credit Obligations exceed the Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Advances at any time prior to the Termination Date. The Borrower shall repay in full the outstanding principal balance of each Advance on the earlier to occur of (a) the date that is 24 months from the Borrowing Date applicable to such Advance and (b) the Termination Date.

         2.2  Optional Payments; Mandatory Prepayments.

         (A) Optional Payments. The Borrower may from time to time repay or prepay, without penalty or premium all or any part of outstanding Advances; provided, that the Borrower may not so prepay Advances unless it shall have provided at least one Business Day's written notice to the Lender of such prepayment.

         (B) Mandatory Prepayments. If at any time and for any reason either (i) the Revolving Credit Obligations are greater than the Commitment or (ii) the Revolving Credit Obligations are greater than the permitted Loan to Value Ratio as set forth in Section 5.4(G) hereof, then in either case, the Borrower shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess. Amounts equal to a Decision Reserve or net cash proceeds of an Asset Sale in connection with or following restoration, rebuilding or replacement of insured property shall be mandatorily applied against the Revolving Credit Obligations in the amounts and in the manner set forth in
Section 5.2(G) hereof. All of the mandatory prepayments made under this Section 2.2(B) shall be applied first to Advances maturing on such date and then to subsequently maturing Advances in order of maturity.

         2.3 Changes in the Commitment. Reduction of Commitment. The Borrower may permanently reduce the Commitment in whole, or in part, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount (unless the Commitment is reduced in whole), upon at least three (3) Business Days' written notice to the Lender, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Commitment may not be reduced below the aggregate principal amount of the outstanding

Revolving Credit Obligations. All accrued commitment fees shall be payable on the effective date of any partial or complete termination of the obligations of the Lender to make Advances hereunder.

         2.4 Method of Borrowing. The Borrower shall give the Lender irrevocable notice in substantially the form of Exhibit B hereto (a "BORROWING NOTICE") not later than 10:00 a.m. (Eastern Standard Time) on the Business Day preceding the Borrowing Date of each Advance, specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance;
(iii) the use of proceeds of such Advance, and (iv) the account or accounts into which the Advances should be funded. Not later than 2:00 p.m. (Eastern Standard
Time) on each Borrowing Date, the Lender shall make available its Advance, in funds immediately available to the Borrower at such account or accounts as shall have been notified to the Lender. Each Advance shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the Applicable Prime Rate, changing when and as the underlying Prime Rate changes, which such interest shall be payable in accordance with Section 2.9(B).

         2.5 Minimum Amount of Each Advance. Each Advance shall be in the minimum amount of $250,000 (and in multiples of $50,000 if in excess thereof), provided, however, that any Advance may be in the amount of the unused Commitment.

         2.6 Default Rate; Late Payment Fee. After the occurrence and during the continuance of an Event of Default, at the option of the Lender, the interest rate(s) applicable to the Advances shall be equal to the Applicable Prime Rate plus three percent (3.0%) per annum. To the extent not in excess of the Maximum Rate and in accordance with applicable law, any amount not paid by the Borrower when due shall accrue interest at an additional five percent (5.0%) per annum above the rate applicable thereto until such amounts have been paid in full and shall be payable on demand by the Lender and at any rate no later than the next succeeding Payment Date.

         2.7 Method of Payment. All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Lender at the Lender's address specified pursuant to Article X, or at any other address specified in writing by the Lender to the Borrower, by 2:00 p.m. (Eastern Standard Time) on the date when due.

         2.8 Advances, Telephonic Notices. The Lender is authorized to record the principal amount of each Advance and each repayment with respect to its Advances on the schedule attached to the Note; provided, however, that the failure to so record shall not affect the Borrower's obligations under the Note. The Borrower authorizes the Lender to extend Advances and to transfer funds based on telephonic notices made by any person or persons the Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Lender a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Lender, (i) the telephonic notice shall govern absent manifest error and (ii) the Lender shall promptly notify the Authorized Officer who provided such confirmation of such difference.

         2.9 Promise to Pay; Interest and Commitment Fees; Interest Payment Dates; Interest and Fee Basis; Taxes.

         (A) Promise to Pay. The Borrower unconditionally promises to pay when due the principal amount of each Advance and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Note.

         (B) Interest Payment Date.

         (i) Interest payable on Advances. Interest accrued on each Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity (whether by acceleration or otherwise). On each Payment Date other than a Quarterly Payment Date, the Borrower shall pay interest at the Prime Rate on each Advance outstanding on such date. On each Payment Date which is a Quarterly Payment Date, the Borrower shall pay, in addition to interest at the Prime Rate, an amount equal to the Scaled Assets Adjustment Amount to the Lender.

         (ii) Interest on other Obligations. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

         (C) Commitment Fees. The Borrower shall pay to the Lender, from and after the date hereof until the date on which the Commitment shall be terminated in whole, a commitment fee equal to one-quarter of one percent (0.25%) per annum, on the amount by which (A) the Commitment in effect from time to time exceeds (B) the Revolving Credit Obligations in effect from time to time. All such commitment fees payable under this clause (C) shall be payable annually in arrears on each anniversary occurring after the Effective Date and, in addition, on the date on which the Commitment shall be terminated in whole.

         (D) Interest and Fee Basis. Interest and fees shall be calculated for actual days elapsed on the basis of a 365 or when appropriate 366, day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Eastern Standard Time) at the place of payment. If any payment of principal of or interest on an Advance or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.10 Termination Date. This Agreement shall be effective until the Termination Date. The Borrower shall have the right, exercisable no more than 3 (three) times, to submit a notice (an "EXTENSION NOTICE") requesting an extension of the initial Termination Date for additional one-year periods. The Borrower shall deliver the Extension Notice on or before the date that is at least 45 and not more than 90 days prior to the first anniversary of the Effective Date (and during and each like period in each subsequent year thereafter in which such option is available). The Lender shall, on or before the date that is 30 days after receipt of any such Extension Notice notify the Borrower in writing whether or not the then applicable Termination Date is extended for one year; provided, however, failure to give such notice shall mean that no such extension shall have been granted; and provided further nothing herein shall obligate the Lender to extend the initial Termination Date or any other Termination Date and any determination whether or not to so extend the Termination Date shall be made by the Lender in its sole discretion. Notwithstanding the termination of this Agreement on the Termination Date, until all of the Obligations (other than contingent indemnity obligations, but including all Floor Plan Indebtedness) shall have been fully and indefeasibly paid and satisfied and all financing arrangements between the Borrower and the Lender in connection with this Agreement shall have been terminated (other than with respect to Hedging Obligations), all of the rights and remedies under this Agreement and the other Loan Documents shall survive and the Lender shall be entitled to retain its security interest in and to all existing and future Collateral.

         2.11 Taxes. (A) Any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by the Lender's income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which the Lender is organized or having jurisdiction over the Lender by virtue of the Lender's location(s) (other than solely as a result of the transaction evidenced by this Agreement) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Lender determines to be applicable to this Agreement, the other Loan Documents, the Commitment or the Advances being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11(A)) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (B) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Commitment or the Advances (hereinafter referred to as "OTHER TAXES").

         (C) The Borrower indemnifies the Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.11 paid by the Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date the Lender makes written demand therefor. A certificate as to any additional amount payable to the Lender under this
Section 2.11 submitted to the Borrower by the Lender shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon each of the parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to the Lender such certificates, receipts and other documents as may be required (in the judgment of the Lender) to establish any tax credit to which the Lender may be entitled.

         (D) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Borrower, the Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof.

         (E) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.11 shall survive the payment in full of principal and interest hereunder and the termination of this Agreement.

         2.12 Loan Account. The Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the Obligations of the Borrower to the Lender owing to the Lender from time to time, including the amount of principal and interest payable and paid to the Lender from time to time hereunder and under the Note. The entries made in the Loan Account shall be conclusive and binding for all purposes, absent manifest error, unless the Borrower objects to information contained in the Loan Account within thirty (30) days of the Borrower's receipt of such information.


ARTICLE III:  CONDITIONS PRECEDENT

         3.1 Conditions of Effectiveness. The Effective Date of this Agreement shall be on the date on which all of the following conditions shall have been satisfied:

         (A) the Lender shall be satisfied in all material respects (a) with any material modifications or additions to the terms of the Public Offering Documents from the form of such documents delivered to the Lender prior to its execution of this Agreement, and (b) that all material conditions precedent to the Public Offering have been satisfied or waived with the prior written consent of the Lender;

         (B) no law, regulation, order, judgment or decree of any Governmental Authority shall, and the Lender shall not have received any notice that litigation is pending or threatened which is likely to, (A) enjoin, prohibit or restrain the making of an Advance hereunder or (B) impose or result in the imposition of a Material Adverse Effect;

         (C) all conditions precedent set forth in the Commitment Letter shall have been satisfied;

         (D) all due diligence materials requested by the Lender from the Borrower shall have been delivered to the Lender and such due diligence materials shall be in form and substance satisfactory to the Lender;

         (E) the Borrower has furnished to the Lender each of the following, all in form and substance satisfactory to the Lender:

                  (i)  this Agreement, duly executed by the Borrower;

                  (ii) the Note, duly executed by the Borrower in favor of the Lender;

                  (iii) the Subordinated Debt Documents;

                  (iv) Amendment to the Speedway Pledge which reflects a pledge by Sonic Financial Corporation of [_______] shares of Speedway Motorsports, Inc., which such amount is equal to three times the difference between $70,000,000 and Net Cash Proceeds of the Public Offering;

                  (v) a Dealership Guaranty executed by each Sonic Dealership which has not heretofore provided a Dealership Guaranty to the Lender, it being understood that if such Sonic Dealership is an Unrestricted Dealership, such Dealership Guaranty will be substantially in the form of the Dealership Guaranty attached hereto as Exhibit C-1, and if such Sonic Dealership is a Restricted Dealership, such Dealership Guaranty will be substantially in the form of the Dealership Guaranty attached hereto as Exhibit C-2;

                  (vi) a Dealership Security Agreement executed by each Sonic Dealership which has not heretofore provided a Dealership Security Agreement to the Lender, it being understood that if such Sonic Dealership is an Unrestricted Dealership, such Dealership Security Agreement will be substantially in the form of the Dealership Security Agreement attached hereto as Exhibit D-1, and if such Sonic Dealership is a Restricted Dealership, such Dealership Security Agreement will be substantially in the form of the Dealership Security Agreement attached hereto as Exhibit D-2;

                  (vii) with respect to each Dealership Security Agreement delivered by a Sonic Dealership in connection with the Bridge Facility, an amendment to such Dealership Security Agreement attaching a revised exhibit thereto, which such revised exhibit shall reflect only Permitted Existing Liens;

                  (viii) an amendment of each of the Borrower Pledges dated October 15, 1997 and the Subsidiary Holding Company Pledge attaching a revised exhibit thereto, which such revised exhibit shall reflect a pledge of any Sonic Dealership not heretofore pledged, together with, for each corporate entity so acquired, a stock certificate evidencing the issued and outstanding pledged stock and undated stock powers executed in blank;

                  (ix) a Subsidiary Holding Company Pledge dated the date hereof, pursuant to which certain Subsidiary Holding Companies pledge their Capital Stock in Sonic Peachtree Industrial Blvd., L.P. (the "Partnership") , together with a pledge from the Partnership of its limited liability company interests in Sonic Automotive 5260 Peachtree Industrial Blvd., LLC;

                  (x) To the extent any Sonic Dealership has any Indebtedness other than Permitted Indebtedness, pay-out letters, releases and UCC-3 Termination Statements, where applicable, from all third-party creditors releasing all Liens securing any such Indebtedness, including without limitation, Indebtedness owed by the Borrower to NationsBank in connection with the Lake Norman Acquisition;

                  (xi) Certificates of good standing for the Borrower and each of the Dealership Guarantors from its jurisdiction of incorporation and each other jurisdiction where the nature of its business requires it to be qualified as a foreign corporation;

                  (xii) a Secretary's Certificate from the Borrower and each Sonic Dealership acquired by the Borrower on or prior to the date hereof, provided, however that the Borrower and any Sonic Dealership which provided a Secretary's Certificate as part of the Bridge Facility may deliver a bring-down certificate of such previously delivered Secretary's Certificate, certifying that as of October 15, 1997, there has been no change to any of the information provided therein and, in the case of any of such Sonic Dealerships, that the representations and warranties contained in any Collateral Document delivered by such Sonic Dealership in connection with the Bridge Facility continues to be true and correct with full force and effect as if made on the Effective Date.

                  (xiii) A certificate, in form and substance satisfactory to the Lender, signed by the chief financial officer of the Borrower stating that as of the Effective Date, no Event of Default or Unmatured Default has occurred and is continuing and setting forth the calculation of the Sonic Group's Scaled Assets as of the Effective Date, and the representations and warranties of the Borrower are true and correct with full force and effect as if made on the Effective Date;

                  (xiv) A written opinion of the Borrower's and Dealership Guarantors' counsel, addressed to the Lender, in form and substance satisfactory to the Lender;

                  (xv) To the extent not included in the foregoing, the documents, instruments and agreements set forth on the closing list attached as Exhibit E hereto; and

                  (xvi) Such other documents as the Lender or its counsel may have reasonably requested.

         3.2 Conditions Precedent to Each Advance. The Lender shall not be required to make any Advance, unless on the applicable Borrowing Date:

                  (i) There exists no Event of Default or Unmatured Default; and

                  (ii) The representations and warranties contained in Article IV are true and correct as of such Borrowing Date (unless such representation and warranty expressly relates to an earlier date or is no longer true solely as a result of transactions permitted by this Agreement).

         Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 3.2(i) and (ii) have been satisfied. If the Lender has a reasonable basis for believing an Event of Default or Unmatured Default may have occurred and is continuing or that the Borrower is not able to make one or more of the representations and warranties set forth in Article IV, the Lender may require a duly completed officer's certificate in substantially the form of Exhibit F hereto as a condition to making an Advance.

         3.3 Condition Precedent to Additional Advance. Notwithstanding anything to the contrary in this Agreement, the Lender shall be under no obligation to make an Advance to the Borrower hereunder (other than an Advance which effects a refinancing of Indebtedness owed to the Lender in connection with the Bridge Facility) until and unless the following requirements shall have been satisfied:

         (i) To the extent any Sonic Dealership is operating under an Irregular Franchise Agreement, the Borrower shall deliver certified copies of either (i) new franchise agreements between the manufacturer party to such Irregular Franchise Agreement and the Sonic Dealership into which the original dealership entity was merged or (ii) consents from the manufacturers consenting to the change of ownership in connection with the related Prior Acquisition or a reinstatement or proper dating of the Irregular Franchise Agreements identified in clauses (b), (c) and
         (g) on Schedule 1.1.0;

         (ii) There shall exist no Liens on the Collateral other than Permitted Existing Liens and those Permitted Existing Liens appearing on Schedule
         1.1.3 marked with an asterisk shall have been released and or terminated, and the Borrower shall have confirmed delivery of such releases, UCC-3 termination statements or other documentation reasonably requested by the Lender evidencing such release or termination;

         (iii) To the extent a Subsidiary has issued Equity Interests to a Minority Holder in connection with a Prior Acquisition as permitted under Section 5.3(L), the Lender shall have received such certifications or documentation it requests in order to ensure that the Minority Holder cannot directly, or indirectly through its nominee on the applicable Subsidiary's Board of Governors, control any material action of that Subsidiary other than a dissolution of such Subsidiary and that such Equity Interests are of such value as not to adversely affect the Lender's interest hereunder; and

         (iv) The loss payable endorsements referenced in Section 5.2(G) shall have been delivered to the Lender.

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants as follows to the Lender as of the date hereof and as of the Effective Date, giving effect to the Prior Acquisitions, the consummation of the Public Offering and the consummation of the other transactions contemplated by the Transaction Documents on the date hereof, and thereafter on each date as required by Section 4.2:

         4.1 Organization; Corporate Powers. The Borrower and each of its Subsidiaries (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect and (iii) has all requisite corporate, company or partnership power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

         4.2  Authority.

         (A) The Borrower and each of its Subsidiaries has the requisite power and authority (i) to execute, deliver and perform each of the Transaction Documents which are to be or were executed by it in connection with the Related Transactions and (ii) to file the Transaction Documents which must be filed by it in connection with the Related Transactions or which have been filed by it as required by this Agreement on or prior to the Effective Date with any Governmental Authority.

         (B) The execution, delivery, performance and filing, as the case may be, of each of the Transaction Documents which must be executed or filed by the Borrower or any of its Subsidiaries in connection with the Related Transactions or which have been executed or filed as required by this Agreement on or prior to the Effective Date and to which the Borrower or any of its Subsidiaries is party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors or managers, or by the partners, as applicable, and, if necessary, the shareholders, members or partners, as applicable, of the Borrower and its Subsidiaries, and such approvals have not been rescinded. No other corporate, company or partnership action or proceedings on the part of the Borrower or its Subsidiaries are necessary to consummate such transactions.

         (C) Each of the Transaction Documents to which the Borrower or any of its Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, is in full force and effect and no material term or condition thereof has been amended, modified or waived without the prior written consent of the Lender, and the Borrower and its Subsidiaries have, and, to the best of the Borrower's and its Subsidiaries' knowledge, all other parties thereto have, performed and complied with all the material terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the date hereof, and no unmatured default, default or breach of any material covenant by any such party exists thereunder.

         4.3 No Conflict; Governmental Consents. The execution, delivery and performance of each of the Loan Documents and other Transaction Documents to which the Borrower or any of its Subsidiaries is a party do not and will not (i) conflict with the Charter Documents of the Borrower or any such Subsidiary, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Borrower or any such Subsidiary, or require termination of any Contractual Obligation, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Borrower or any such Subsidiary, other than Liens permitted by the Loan Documents, or (iv) require any approval of the Borrower's or any such Subsidiary's shareholders except such as have been obtained. The execution, delivery and performance of each of the Transaction Documents to which the Borrower or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except (i) filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect and (ii) filings necessary to create or perfect security interests in the Collateral.

         4.4  Financial Statements.

         (A) The pro forma financial statements of the Borrower and its Subsidiaries contained in the Registration Statement, present on a pro forma basis the financial condition of the Borrower and such Subsidiaries as of the dates contained therein, and reflect on a pro forma basis those liabilities reflected in the notes thereto and resulting from consummation of the Related Transactions and the other transactions contemplated by this Agreement, and the payment or accrual of all Transaction Costs payable on the Effective Date with respect to any of the foregoing. The projections and assumptions dated September 17, 1997 and furnished on behalf of the Borrower to the Lender were prepared in good faith and represent management's opinion based on the information available to the Borrower at the time so furnished.

         (B) The historical financial statements (the "STATEMENT") of the Borrower and each of the Subsidiaries included in the Registration Statement, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby (except as otherwise expressly noted therein), (ii) to the Borrower's knowledge, after diligent inquiry, fairly present the financial condition of each of the Borrower and such Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby; and (iii) show all material indebtedness and other liabilities, direct or contingent, of each of the Borrower and such Subsidiaries as of the dates thereof.

         4.5 No Material Adverse Change. (a) Since August 8, 1997 up to the date hereof, there has occurred no event or circumstance which has had or could reasonably be expected to have a material adverse change in the business, condition (financial or otherwise), operations, performance, properties, or prospects (a) of the Borrower from the historical financial statements supplied by the Borrower to the Lender prior to the date of the Commitment Letter, (b) of the Sonic Dealerships to be acquired by the Borrower in a Prior Acquisition from the Registration Statement or (c) of the Borrower or any Sonic Dealership from the pro forma financial statements and projections contained in the Registration Statement or in the facts and information regarding such entities as represented to date. The Lender shall be satisfied that, after giving effect to the Acquisitions, none of the Borrower or Sonic Dealerships are or and will be rendered insolvent by the indebtedness incurred in connection therewith, will be left with unreasonably small capital with which to engage in its businesses or will have incurred debts beyond its ability to pay such debts as they mature.

         (b) Since the date hereof, there has occurred no event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect.

         4.6  Taxes.

         (A) Tax Examinations. All material deficiencies which have been asserted against the Borrower or any of the Borrower's Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and as of the date hereof no issue has been raised by any taxing authority in any such examination which, by application of similar principles, reasonably can be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in the Borrower's consolidated financial statements to the extent, if any, required by Agreement Accounting Principles.

         (B) Payment of Taxes. All tax returns and reports of the Borrower and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles or for which the failure to file could not be reasonably expected to result in the payment of amounts by the Borrower and its Subsidiaries in the aggregate in excess of $250,000. The Borrower has no knowledge of any proposed tax assessment against the Borrower or any of its Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect.

         4.7 Litigation; Loss Contingencies and Violations. There is no action, suit, proceeding, arbitration or (to the Borrower's knowledge after diligent inquiry) investigation before or by any Governmental Authority or private arbitrator pending or, to the Borrower's knowledge after diligent inquiry, threatened against the Borrower or any of its Subsidiaries or any property of any of them (i) challenging the validity or the enforceability of any material provision of the Transaction Documents or (ii) which will have or could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Borrower and its Subsidiaries prepared and delivered pursuant to Section 5.1(A) for the fiscal period during which such material loss contingency was incurred. Neither the Borrower nor any of its Subsidiaries is (A) in violation of any applicable Requirements of Law which violation will have or could reasonably be expected to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or could reasonably be expected to have a Material Adverse Effect.

         4.8 Subsidiaries. Schedule 4.8 to this Agreement (i) contains a description as of the Effective Date (or as of the date of any supplement thereto) of the corporate structure of, the Borrower and its Subsidiaries and any other Person in which the Borrower or any of its Subsidiaries holds an Equity Interest; and (ii) accurately sets forth as of the Effective Date (or as of the date of any supplement thereto) (A) the correct legal name, the jurisdiction of incorporation or formation and the jurisdictions in which each of the Borrower and the Subsidiaries of the Borrower is qualified to transact business as a foreign corporation or other foreign entity and (B) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, of the Borrower and each Subsidiary of the Borrower in any Person that is not a corporation. After the formation or acquisition of any New Subsidiary permitted under Section 5.3(F)(ii), if requested by the Lender, the Borrower shall provide a supplement to Schedule 4.8 to this Agreement. None of the issued and outstanding Capital Stock of the Borrower or any of its Subsidiaries is subject to any redemption or repurchase agreement. The outstanding Capital Stock of the Borrower and each of the Borrower's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, prior to the Public Offering, is not Margin Stock. The Borrower has no Subsidiaries other (i) the Subsidiaries set forth on Schedule 4.8 and (ii) any Subsidiaries acquired in connection with a Permitted Acquisition, in connection with which the Borrower shall have provided all of the documents, instruments and agreements as required by this Agreement.

         4.9 ERISA. No Benefit Plan has incurred any material accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither the Borrower nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and, if so requested, furnished to the Lender, is complete and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Borrower nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan, in either event which could result in any material liability. Neither the Borrower nor any member of the Controlled Group has failed to make a required installment or any other required payment under
Section 412 of the Code, in either case involving any material amount, on or before the due date for such installment or other payment. Neither the Borrower nor any member of the Controlled Group is required to provide security to a Benefit Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. Neither the Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by
Section 601 of ERISA. Each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect is so qualified, and each trust related to any such Plan is exempt from federal income tax under Section 501(a) of the Code as currently in effect. The Borrower and all Subsidiaries are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA and the Code with respect to all Plans. Neither the Borrower nor any of its Subsidiaries nor any fiduciary of any Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code which could reasonably be expected to subject the Borrower or any Dealership Guarantor to material liability. Neither the Borrower nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which action or inaction could reasonably be expected to subject the Borrower to material liability. Neither the Borrower nor any Subsidiary is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA and no other member of the Controlled Group is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA which could reasonably be expected to subject the Borrower or any Dealership Guarantor to material liability. Neither the Borrower nor any of its Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. For purposes of this Section 4.9 "material" means any noncompliance or basis for liability which could reasonably be likely to subject the Borrower or any of its Subsidiaries to liability individually or in the aggregate for all such matters in excess of $250,000.

         4.10 Accuracy of Information. The information, exhibits and reports furnished by or on behalf of the Borrower and any of its Subsidiaries to the Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of the Borrower and its Subsidiaries contained in the Transaction Documents, and all certificates and documents delivered to the Lender pursuant to the terms thereof, taken as a whole, do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

         4.11 Securities Activities. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         4.12 Material Agreements. Neither the Borrower nor any of its Subsidiaries is a party to any Contractual Obligation or subject to any charter or other corporate restriction which individually or in the aggregate will have or could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received notice or has knowledge that
(i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, individually or in the aggregate will not have or could not reasonably be expected to have a Material Adverse Effect.

         4.13 Compliance with Laws; Compliance with Franchise Agreements. The Borrower and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by each Sonic Dealership of any Loan Document to which it is a party does not and will not conflict with the franchise agreement to which it is a party. Each Sonic Dealership is, other than with respect to any Sonic Dealership operating under an Irregular Franchise Agreement from the date hereof until the condition set forth in Section 3.3(i) has been satisfied, operating under a valid and enforceable franchise agreement.

         4.14 Assets and Properties. The Borrower and each of its Subsidiaries has good and marketable title to all of its assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), except where the failure to have any such title will not have or could not reasonably be expected to have a Material Adverse Effect, and all such assets and property are free and clear of all Liens, except Liens permitted under Section 5.3(C). Substantially all of the assets and properties owned by, leased to or used by the Borrower and/or each such Subsidiary of the Borrower are in adequate operating condition and repair, ordinary wear and tear excepted. Neither this Agreement nor any other Transaction Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Borrower or such Subsidiary in and to any of its assets in a manner that will have or could reasonably be expected to have a Material Adverse Effect.

         4.15 Statutory Indebtedness Restrictions. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal, state or local statute, ordinance or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby or in connection with the Related Transactions.

         4.16 Insurance. The Borrower's and its Subsidiaries' insurance policies and programs reflect coverage that is reasonably consistent with prudent industry practice.

         4.17 Labor Matters. As of the date hereof, to the Borrower's and its Subsidiaries' knowledge, there are no material labor disputes to which the Borrower or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities.

         4.18  Acquisitions; Related Transactions.

                  (i) As of the Effective Date and with respect to the Prior Acquisitions, the Acquisition Documents are in full force and effect, no material breach, default or waiver of any material term or provision thereof by the Borrower or any of its Subsidiaries or, to the best of the Borrower's knowledge, the other parties thereto, has occurred (except for such breaches, defaults and waivers, if any, consented to in writing by the Lender) and no action has been taken by any competent authority which restrains, prevents or imposes any material adverse condition upon, or seeks to restrain, prevent or impose any material adverse condition upon, any of the Related Transactions;

                  (ii) As of the Effective Date, the Prior Acquisitions have been consummated on the terms described in the Registration Statement and the Related Transactions have been consummated; and

                  (iii) As of the Effective Date and as of the date of each Acquisition, all material conditions precedent to, all consents from applicable Governmental Authorities, and all other material consents necessary to permit, the Acquisitions pursuant to the Acquisition Documents have been or will be satisfied or waived by the Borrower with the prior written consent of the Lender.

         4.19 Environmental Matters. (a)(i) The operations of the Borrower and its Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;

                  (ii) the Borrower and its Subsidiaries have all material permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;

                  (iii) neither the Borrower, any of its Subsidiaries nor any of their respective present property or operations, or, to the best of, the Borrower's or any of its Subsidiaries' knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to the Borrower or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any material remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

                  (iv) there is not now, nor to the best of the Borrower's or any of its Subsidiaries' knowledge has there ever been on or in the property of the Borrower or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material that in the case of any of the foregoing could be reasonably expected to result in any material claims or liabilities; and

                  (v) neither the Borrower nor any of its Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.

         (b) For purposes of this Section 4.19 "material" means any noncompliance or basis for liability which could reasonably be likely to subject the Borrower or any of its Subsidiaries to liability individually or in the aggregate in excess of $500,000.

         4.20  The Public Offering.  As of the Effective Date:

         (a) The Registration Statement is effective under the Securities Act; the Public Offering Documents comply in all material respects with the provisions of the Securities Act, any other federal securities law, applicable state securities or "Blue Sky" law, applicable foreign securities law or applicable general corporation law, and, in each case, the rules and regulations thereunder.

         (b) All conditions precedent to, and all consents necessary to permit, the Public Offering have been satisfied or delivered and no action has been taken by any competent authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the Public Offering or the funding of any Advances hereunder.

         4.21 Benefits. Each of the Borrower and its Subsidiaries will benefit from the financing arrangement established by this Agreement. The Lender has stated and the Borrower acknowledges that, but for the agreement by each of the Dealership Guarantors to execute and deliver its respective Dealership Guaranty and Dealership Securities Agreement, the Lender would not have made available the credit facilities established hereby on the terms set forth herein.

ARTICLE V:  COVENANTS

         The Borrower covenants and agrees that so long as any Commitment is outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations, but including Floor Plan Indebtedness), unless the Lender shall otherwise give its prior written consent:

         5.1 Reporting. The Borrower shall:

         (A)  Financial Reporting. Furnish to the Lender:

                  (i) Quarterly Reports. As soon as practicable, and in any event within thirty (30) days after the end of each fiscal quarter in each fiscal quarter, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer of the Borrower on behalf of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year end adjustments.

                  (ii) Annual Reports. As soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, (a) the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year and (b) an audit report on the items listed in clause (a) hereof (other than the consolidating statements) of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. The deliveries made pursuant to this clause (ii) shall be accompanied by any management letter prepared by the above-referenced accountants.

                  (iii) Monthly Statements. As soon as practicable, and in any event within five (5) Business Days after receipt thereof, certified copies of direct (factory) statements provided by a manufacturer to any Sonic Dealership.

                  (iv) Officer's Certificate. Together with each delivery of any financial statement pursuant to clauses (i) and (ii) of this Section 5.1(A), an Officer's Certificate of the Borrower, substantially in the form of Exhibit F attached hereto and made a part hereof, stating that no Event of Default or Unmatured Default exists, or if any Event of Default or Unmatured Default exists, stating the nature and status thereof and setting forth (X) such financial statements and information as shall be reasonably acceptable to the Lender and (Y) a valuation of the Collateral.

         (B) Notice of Event of Default. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Borrower or any of its Subsidiaries obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Unmatured Default, or (ii) that any Person has given any written notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 6.1(e), deliver to the Lender a notice specifying (a) the nature and period of existence of any such claimed default, Event of Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Borrower has taken, is taking and proposes to take with respect thereto.

         (C) Lawsuits. (i) Promptly upon the Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Borrower or any of its Subsidiaries to liability in an amount aggregating $500,000 or more, give written notice thereof to the Lender and provide such other information as may be reasonably available to enable the Lender and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of this Section 5.1(C), upon request of the Lender, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above or disclosed in any filing with the Commission and provide such other information as may be reasonably available to it that would not violate any attorney-client privilege by disclosure to the Lender to enable the Lender and its counsel to evaluate such matters.

         (D) ERISA Notices. Deliver or cause to be delivered to the Lender, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

                  (i) (a) within ten (10) Business Days after the Borrower obtains knowledge that a Termination Event has occurred, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto and (b) within ten (10) Business Days after any member of the Controlled Group obtains knowledge that a

         Termination Event has occurred which could reasonably be expected to subject the Borrower or any member of the Controlled Group to liability individually or in the aggregate in excess of $250,000, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                  (ii) within ten (10) Business Days after the Borrower or any of its Subsidiaries obtains knowledge that a prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Code) has occurred, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or such Subsidiary has taken, is taking or proposes to take with respect thereto;

                  (iii) within ten (10) Business Days after the Borrower or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter;

                  (iv) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower or a member of the Controlled Group with respect to such request;

                  (v) within ten (10) Business Days after receipt by the Borrower or any member of the Controlled Group of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                  (vi) within ten (10) Business Days after receipt by the Borrower or any member of the Controlled Group of a notice from a Multi-employer Plan regarding the imposition of withdrawal liability, copies of each such notice;

                  (vii) within ten (10) Business Days after the Borrower or any member of the Controlled Group fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment, a notification of such failure; and

                  (viii) within ten (10) Business Days after the Borrower or any member of the Controlled Group knows or has reason to know that (a) a Multi-employer Plan has been terminated, (b) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

For purposes of this Section 5.1(D), the Borrower, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the Administrator of any Plan of which the Borrower or any member of the Controlled Group or such Subsidiary is the plan sponsor.

         (E) Labor Matters. Notify the Lender in writing, promptly upon the Borrower's learning thereof, of (i) any material labor dispute to which the Borrower or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any material liability incurred under the Worker Adjustment and Retraining Notification Act with respect to the closing of any plant or other facility of the Borrower or any of its Subsidiaries.

         (F) Other Indebtedness. Deliver to the Lender (i) a copy of each notice or communication regarding potential or actual defaults (including any accompanying officer's certificate) delivered by or on behalf of the Borrower or any of its Subsidiaries to the holders of funded Indebtedness pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such holders, and (ii) a copy of each notice or other communication regarding potential or actual defaults received by the Borrower or any of its Subsidiaries from the holders of funded Indebtedness pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by the Borrower or any such Subsidiary.

         (G) Other Reports. Deliver or cause to be delivered to the Lender copies of all financial statements, reports and notices, if any, sent or made available generally by the Borrower to its securities holders or filed with the Commission by the Borrower, all press releases made available generally by the Borrower or any of the Borrower's Subsidiaries to the public concerning material developments in the business of the Borrower or any such Subsidiary and all notifications received from the Commission by the Borrower or its Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder (other than customary comment letters received in connection with registration statements or other routine communications between the Commission and the Borrower).

         (H) Environmental Notices. As soon as possible and in any event within ten (10) days after receipt by the Borrower or any of its Subsidiaries, a copy of (i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Borrower, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Borrower or any Subsidiary to liability individually or in the aggregate in excess of $500,000.

         (I) Other Information. Promptly upon receiving a request therefor from the Lender, prepare and deliver to the Lender such other information with respect to the Borrower, any of its Subsidiaries, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof, as from time to time may be reasonably requested by the Lender.

         5.2  Affirmative Covenants.

         (A) Existence, Etc. Except for mergers permitted pursuant to Section 5.3(H), the Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate company or partnership existence, as applicable, and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.

         (B) Powers; Conduct of Business. The Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

         (C) Compliance with Laws, Etc. The Borrower shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing, unless failure to comply or obtain could not reasonably be expected to have a Material Adverse Effect.

         (D) Payment of Taxes and Claims; Tax Consolidation. The Borrower shall pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 5.3(C)) upon any of the Borrower's or such Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor. The Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any other Person other than the consolidated return of the Borrower.

         (E) Insurance. The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect, insurance policies and programs reflecting coverage that is reasonably consistent with prudent industry practice.

         (F) Inspection of Property; Books and Records; Discussions. The Borrower shall permit and cause each of the Borrower's Subsidiaries to permit, any authorized representative(s) designated by the Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby or by the Acquisitions (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested; provided, that while no Event of Default exists, all of the foregoing shall be at the expense of the Lender. The Borrower shall keep and maintain, and cause each of the Borrower's Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral. If an Event of Default has occurred and is continuing, the Borrower, upon the Lender's request, shall turn over any such records to the Lender or its representatives.

         (G) Insurance and Condemnation Proceeds. The Borrower directs (and, if applicable, shall cause its Subsidiaries to direct) all insurers under policies of property damage, boiler and machinery and business interruption insurance and payors of any condemnation claim or award relating to the property to pay all proceeds payable under such policies or with respect to such claim or award for any loss with respect to the Collateral directly to the Lender; provided, however, in the event that such proceeds or award are less than $250,000 ("EXCLUDED PROCEEDS"), unless an Event of Default shall have occurred and be continuing, the Lender shall remit such Excluded Proceeds to the Borrower or Subsidiary, as applicable. Each such policy shall contain a long-form loss-payable endorsement naming the Lender as loss payee, which endorsement shall be in form and substance acceptable to the Lender. The Lender shall, upon receipt of such proceeds (other than Excluded Proceeds) and at the Borrower's direction, either apply the same to the principal amount of the Advances outstanding at the time of such receipt and create a corresponding reserve against the Commitment in an amount equal to such application (the "DECISION RESERVE") or hold them as cash collateral for the Obligations in an interest bearing account. For up to 150 days from the date of any loss (the "DECISION PERIOD"), the Borrower may notify the Lender that it intends to restore, rebuild or replace the property subject to any insurance payment or condemnation award and shall, as soon as practicable thereafter, provide the Lender detailed information, including a construction schedule and cost estimates. Should an Event of Default occur at any time during the Decision Period, should the Borrower notify the Lender that it has decided not to rebuild or replace such property during the Decision Period, or should the Borrower fail to notify the Lender of the Borrower's decision during the Decision Period, then the amounts held as cash collateral pursuant to this Section 5.2(G) or as the Decision Reserve shall be applied as a mandatory prepayment of the Advances pursuant to
Section 2.2(B). Proceeds held as cash collateral pursuant to this Section 5.2(G) or constituting the Decision Reserve shall be disbursed as payments for restoration, rebuilding or replacement of such property become due; provided, however, should an Event of Default occur after the Borrower has notified the Lender that it intends to rebuild or replace the property, the Decision Reserve or amounts held as cash collateral shall be applied as a mandatory prepayment of the Advances pursuant to Section 2.2(B). In the event the Decision Reserve is to be applied as a mandatory prepayment to the Advances, the Borrower shall be deemed to have requested Advances in an amount equal to the

Decision Reserve, and such Advances shall be made regardless of any failure of the Borrower to meet the conditions precedent set forth in Article III. Upon completion of the restoration, rebuilding or replacement of such property, the unused proceeds shall constitute net cash proceeds of an Asset Sale and shall be applied as a mandatory prepayment of the Advances pursuant to Section 2.2(B).

         (H) ERISA Compliance. The Borrower shall, and shall cause each of the Borrower's Subsidiaries to, establish, maintain and operate all Plans, if any, to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, except where the failure to comply will not or could not reasonably be expected to subject the Borrower and its Subsidiaries to liability individually or in the aggregate in excess of $250,000.

         (I) Maintenance of Property. The Borrower shall cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 5.2(H) shall prevent the Borrower from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Lender.

         (J) Environmental Compliance. The Borrower and its Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance could not reasonably be expected to subject the Borrower and its Subsidiaries to liability individually or in the aggregate in excess of $500,000. Neither the Borrower nor any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Borrower or any of its Subsidiaries of any Contaminant into the environment or (ii) the liability of the Borrower or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, which, in either case, subjects or is reasonably likely to subject the Borrower and its Subsidiaries individually or in the aggregate to liability in excess of the amount set forth above.

         (K) Use of Proceeds. The Borrower shall use the proceeds of the Advances to (i) to fund Permitted Acquisitions, (ii) repay or refinance certain existing Indebtedness of the Borrower in connection with the Prior Acquisitions, provided, however, that any such refinancing shall not exceed $20,000,000 in the case of the Lake Norman Acquisition, and (iii) provide funds for working capital needs and other general corporate purposes of the Borrower in an amount not to exceed $10,000,00. The proceeds of Advances hereunder may not be used to make any mandatory prepayment under Section 2.2(B). The Borrower will not nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "Margin Stock" or to make any Acquisition, other than any Permitted Acquisition pursuant to Section 5.3(F).

         (L) Addition of Dealership Guarantors. The Borrower shall cause each Sonic Dealership which has not heretofore provided a Dealership Guaranty to the Lender, to deliver to the Lender a Dealership Guaranty, in the form of Exhibit C-1 in the case of any Unrestricted Dealership and in the form of Exhibit C-2 in the case of any Restricted Dealership, a Dealership Security Agreement in the form of Exhibit D-1 in the case of any Unrestricted Dealership and in the form of Exhibit D-2 in the case of any Restricted Dealership, UCC-1 Financing Statements and an acknowledgment to be bound by the Contribution Agreement, together with appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Lender. Each Sonic Dealership shall provide such Dealership Guaranty and Collateral Documents prior to or simultaneously with its Acquisition. At such time as the applicable franchise agreement with respect to any Restricted Dealership has been amended to remove restrictions on the pledge of its collateral, the Borrower shall cause such Restricted Dealership to amend its Dealership Guaranty and Dealership Security Agreement substantially to the forms set forth on Exhibit C-1 and Exhibit D-1 respectively.

         (M) Future Liens on Real Property. The Borrower shall, and shall cause each of its Subsidiaries that is required to guarantee the Obligations to, execute and deliver to the Lender, immediately upon its acquisition or leasing of any real property after the date hereof, a mortgage, deed of trust, collateral assignment or other appropriate instrument evidencing a Lien upon any such acquired property, lease or interest, to be in form and substance reasonably acceptable to the Lender and subject only to such Liens as otherwise shall be permitted by this Agreement and the Borrower or the applicable Subsidiary, as the case may be, shall have provided the Lender with such opinions, landlord and mortgagee waivers or title insurance as the Lender shall have reasonably requested in connection with such acquisition or leasing of real property. The foregoing provision shall not apply to Excluded Real Property and shall apply to the leasing of any real property only if (i) the term of such lease (without regard to any extension thereof at then current market rent) is more than five years or (ii) such lease has a material value by reason of a purchase option, below-market rent or otherwise.

         (N) Franchise Agreements. The Borrower shall use its reasonable best efforts to obtain waivers under existing and future franchise agreements on terms and conditions acceptable to the Lender sufficient to permit the security interests and liens contemplated hereunder. To the extent any franchise agreement materially limits the security interests and liens contemplated hereunder or under any Collateral Document, the Borrower shall notify the Lender of such restriction or limitation and to the extent such franchise agreement relates to an Acquisition to be effected by the Borrower, prior to such Acquisition becoming a Permitted Acquisition, the Lender shall have provided its written approval of such franchise agreement.

         5.3  Negative Covenants.

         (A) Indebtedness. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (i)    the Obligations;

                  (ii) Permitted Existing Indebtedness and Permitted Refinancing Indebtedness;

                  (iii) Indebtedness in respect of obligations secured by Customary Permitted Liens;

                  (iv) Indebtedness constituting Contingent Obligations in respect of Indebtedness otherwise permitted hereunder;

                  (v) Indebtedness arising from intercompany loans from the Borrower to any Guarantor Dealership or from any Subsidiary to the Borrower or any Guarantor Dealership; provided that in each case such Indebtedness is subordinated upon terms satisfactory to the Lender to the obligations of the Borrower and its Subsidiaries with respect to the Obligations;

                  (vi) Guaranties by the Borrower of Indebtedness permitted to be incurred by any Subsidiary;

                  (vii) Indebtedness with respect to surety, appeal and performance bonds obtained by the Borrower or any of its Subsidiaries in the ordinary course of business;

                  (viii) Indebtedness arising under the Borrower Guaranty or any Dealership Guaranty;

                  (ix) Indebtedness constituting that portion of the deferred purchase price payable by the Borrower in connection with an Acquisition, which such Indebtedness shall not be secured by any of the Collateral; and

                  (x) Indebtedness not in excess of $250,000 in connection with the Liens set forth in Section 5.3(C)(iv).
 .
         (B) Sales of Assets. Neither the Borrower nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any property (including the Capital Stock of any Subsidiary), whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

                  (i)   sales of inventory in the ordinary course of business;

                  (ii) the disposition in the ordinary course of business of equipment that is obsolete, excess or no longer useful in the Borrower's or its Subsidiaries' business; and

                  (iii) sales, assignments, transfers, leases, conveyances or other dispositions of other assets (including sales of Capital Stock of a Subsidiary) if such transaction (a) is for all cash consideration,
         (b) is for not less than Fair Value, (c) when combined with all such other transactions (each such transaction being valued at book value) (i) during the immediately preceding twelve-month period, represents the disposition of not greater than $250,000, and (ii) during the period from the date hereof to the date of such proposed transaction, represents the disposition of not greater than $500,000 and (d) is a sale by the Borrower of Capital Stock in any Subsidiary, except as provided in subclause (c) above, the Borrower shall continue to own, of record and beneficially, with sole voting and dispositive power, 100% (unless required by the Subsidiary's franchise agreement to be less, in which event at least 80%) of the outstanding shares of Capital Stock of any such Subsidiary.

         (C) Liens. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets, except:

                  (i)    Permitted Existing Liens;

                  (ii)   Customary Permitted Liens;

                  (iii)  Liens securing the Obligations; and

                  (iv) Liens (other than on the stock of any Subsidiaries) securing other obligations not exceeding $250,000 in the aggregate at any time outstanding.

In addition, neither the Borrower nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument (other than any franchise agreement with Ford Motor Company), or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Lender, as collateral for the Obligations; provided that any agreement, note, indenture or other instrument in connection with Liens permitted pursuant to clause (i) above may prohibit the creation of a Lien in favor of the Lender on the items of property subject to such Lien.

         (D) Investments. Except to the extent permitted pursuant to paragraph
(G) below, neither the Borrower nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

                  (i)   Investments in Cash Equivalents;

                  (ii) Permitted Existing Investments in an amount not greater than the amount thereof on the date hereof;

                  (iii) Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (iv) Investments consisting of deposit accounts maintained by the Borrower or its Subsidiaries in the ordinary course of business in connection with the Cash Management Agreement entered into with the Lender;

                  (v) Investments consisting of intercompany loans from any Subsidiary to the Borrower or any other Subsidiary permitted by Section 5.3(A)(v);

                  (vi)   Investments in any Guarantor Dealership;

                  (vii)  Investments constituting Permitted Acquisitions; and

                  (viii) Investments in addition to those referred to elsewhere in this Section 5.3(D) in an amount not to exceed $500,000 in the aggregate at any time outstanding;

provided, however, that the Investments described in clauses (vii) and (viii) above shall not be permitted if either an Event of Default or Unmatured Default shall have occurred and be continuing on the date thereof or would result therefrom.

         (E) Restricted Payments. Neither the Borrower nor any of its Subsidiaries shall declare or make any Restricted Payment, except:

                  (i) where the consideration therefor consists solely of Equity Interests (but excluding Disqualified Stock) of the Borrower or its Subsidiaries provided no Change of Control would occur as a result thereof; and

                  (ii) in connection with the payment of dividends by a Subsidiary to the Borrower.

         (F) Conduct of Business; Subsidiaries; Acquisitions. (i) Neither the Borrower nor any of its Subsidiaries shall engage in any business other than the businesses engaged in by the Borrower on the date hereof and any business or activities which are substantially similar, related or incidental thereto.

                  (ii) The Borrower may create, acquire and/or capitalize any Subsidiary (a "NEW SUBSIDIARY") after the date hereof pursuant to any transaction that is permitted by or not otherwise prohibited by this Agreement; provided that upon the creation or acquisition of each New Subsidiary, the requirements set forth in Section 5.2(L) hereof shall have been satisfied and all New Subsidiaries that are Material Subsidiaries shall be Controlled Subsidiaries. To the extent any Subsidiary has Equity Interests issued to a Minority Holder, the franchise agreement under which such Subsidiary operates shall be limited to a Restricted Franchise Agreement.

                  (iii) The Borrower shall not make any Acquisitions, other than the Prior Acquisitions and other Acquisitions meeting the following requirements (each such Acquisition constituting a

"PERMITTED ACQUISITION") it being understood that the Prior Acquisitions are hereby deemed to be Permitted Acquisitions:

                  (a) no Event of Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

                  (b) in the case of an Acquisition of Equity Interests of an entity, such Acquisition shall be of one hundred percent (100%) of the Equity Interests of such entity or if so restricted by such entity's franchise agreement (a "RESTRICTED FRANCHISE AGREEMENT"), such Acquisition shall be of at least eighty percent (80%) of the Equity Interests of such entity, provided, however, that such Equity Interests of Minority Holders will be required to be pledged directly to the Lender as a precondition to such Acquisition;

                  (c) the businesses being acquired shall be substantially similar, related or incidental to the businesses or activities engaged in by the Borrower and its Subsidiaries on the date hereof;

                  (d) prior to each such Acquisition, the Borrower shall deliver to the Lender a certificate from one of the Authorized Officers, demonstrating to the reasonable satisfaction of the Lender that after giving effect to such Acquisition and the incurrence of any Indebtedness hereunder and in connection herewith, on a pro forma basis (both historically and on a projected basis), as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Borrower would have been in compliance with all of the covenants contained in this Agreement, including, without limitation, the financial covenants set forth in
         Section 5.4;

                  (f) the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis;

                  (g) after giving effect to such Acquisition, the representations and warranties set forth in Article IV hereof shall be true and correct in all material respects on and as of the date of such Acquisition with the same effect as though made on and as of such date; and

                  (h) the written consent of the Lender shall have been obtained, which such consent shall not be unreasonably withheld, in connection with any Acquisition if the acquisition price therefore (including the maximum amount of any deferred portion thereof or contingency payments payable in connection therewith) (computed with any non-cash portion of the acquisition price being valued at the fair value thereof as of the date of computation) exceeds $3,000,000 for such Acquisition or series of related Acquisitions.

                  (i) the Borrower shall have obtained (and shall have based the calculations set forth above on) historical audited financial statements for the target and/or reviewed unaudited financial statements for the target for a period of not less than (A) two (2) years for Acquisitions in excess of $20,000,000 and (B) one (1) year for any other Acquisition, together with tax returns for the one year prior to such year, in each case obtained from the seller or provided by independent certified public accountants retained for the purposes of such Acquisition, broken down by fiscal quarter in the Borrower's reasonable judgment, copies of which shall be provided to the Lender.

                  (j) the Borrower shall have obtained either (i) a new franchise agreement between the Sonic Dealership and the manufacturer on substantially the same terms as the franchise agreement entered into between the manufacturer and the entity to be acquired in such Permitted Acquisition or (ii) any consent required from a manufacturer for the continued enforceability and validity of such franchise agreement after the completion of a Permitted Acquisition shall have been obtained.

         (G) Transactions with Shareholders and Affiliates. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of any of the Equity Interests of the Borrower, or with any Affiliate of the Borrower which is not a Guarantor Dealership, on terms that are less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate.

         (H) Restriction on Fundamental Changes. Neither the Borrower nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Subsidiary's business or property, whether now or hereafter acquired, except (i) transactions permitted under Sections 5.3(B) or 5.3(G) (ii) the merger of a Subsidiary of the Borrower into a Person acquired in connection with a Permitted Acquisition; (iii) the merger of a wholly-owned Subsidiary of the Borrower with and into the Borrower; and (iv) the merger of a Subsidiary of the Borrower with another Subsidiary of the Borrower; provided, however, (i) with respect to any such permitted mergers involving any Dealership Guarantor, the surviving corporation in the merger shall also be or become a Dealership Guarantor; and
(ii) after the consummation of any such transaction, the Borrower shall be in compliance with the provisions of Sections 5.2(K) and 5.3(E).

         (I) Sales and Leasebacks. Neither the Borrower nor any of its Subsidiaries shall become liable, directly, by assumption or by Contingent Obligation, with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed) (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other

Person in connection with such lease. Notwithstanding the above, the Borrower may, in connection with a refinancing of indebtedness secured by Excluded Real Property effect the type of transaction described in the preceding sentence.

         (J) Margin Regulations. Neither the Borrower nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

         (K)  ERISA.  The Borrower shall not

                   (i) engage, or permit any of its Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                  (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;

                  (iii) fail, or permit any Controlled Group member to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (iv) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in any liability of the Borrower or any Controlled Group member under Title IV of ERISA;

                  (v) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any Controlled Group member may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                  (vi) fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under
         Section 412 of the Code on or before the due date for such installment or other payment; or

                  (vii) amend, or permit any Controlled Group member to amend, a Plan resulting in an increase in current liability for the plan year such that the Borrower or any Controlled Group member is required to provide security to such Plan under Section 401(a)(29) of the Code, except where such transactions, events, circumstances, or failures will not have or is not reasonably likely to subject the Borrower and its Subsidiaries to liability individually or in the aggregate in excess of $250,000.

         (L) Issuance of Equity Interests. The Borrower shall not issue any Equity Interests if as a result of such issuance a Change of Control shall occur. None of the Borrower's Subsidiaries shall issue any Equity Interests other than to the Borrower or if required by the applicable manufacturer in connection with a Restricted Franchise Agreement or the state motor vehicle dealer licencing authority, to Minority Holders whose Equity Interests (i) do not exceed 20% of the Equity Interests of such Subsidiary and (ii) have been pledged to the Lender (other than with respect to Equity Interests held by Minority Holders as of the Effective Date); provided, however, that no such issuance of Equity Interests shall be permitted hereunder unless the Subsidiary with respect to which operates only under a Restricted Franchise Agreement.

         (M) Corporate Documents; Franchise Agreements. Neither the Borrower nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective constituent documents as in effect on the date hereof in any manner adverse in any material respect to the interests of the Lender without the prior written consent of the Lender. The Borrower shall not permit any Sonic Dealership to amend, modify or otherwise change any of the terms or provisions of such Sonic Dealership's franchise agreement in any manner adverse in any material respect to the interests of the Lender without the prior written consent of the Lender.

         (N) Fiscal Year. Neither the Borrower nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

         (O) Subsidiary Covenants. The Borrower will not, and will not permit any Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on its stock, or make any other Restricted Payment, pay any Indebtedness or other Obligation owed to the Borrower or any other Subsidiary, make loans or advances or other Investments in the Borrower or any other Subsidiary, or sell, transfer or otherwise convey any of its property to the Borrower or any other Subsidiary.

         (P) Hedging Obligations. The Borrower shall not and shall not permit any of its Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Borrower or a Subsidiary pursuant to which the Borrower or such Subsidiary has hedged its actual interest rate, foreign currency or commodity exposure.

         (R) Payments on Subordinated Debt. The Borrower shall not make any payments on the Subordinated Promissory Note except in accordance with the Subordination Agreement.

         5.4 Financial Covenants. The Borrower shall comply with the following:

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

         (A) Total Debt to Tangible Base Capital Ratio. The Borrower shall not at any time from the date hereof to and including December 31, 1998, permit the ratio ("TBC RATIO") of Total Debt of the Sonic Group on a consolidated basis to Tangible Base Capital of the Sonic Group on a consolidated basis to be greater than 14:1. After December 31, 1998, the Borrower shall not, at any time, permit the TBC Ratio to be greater than 8:1.

         (B) Total Adjusted Debt to Tangible Base Capital Ratio. The Borrower shall not at any time from the date hereof to and including December 31, 1998, permit the ratio ("ADJUSTED TBC RATIO") of Total Adjusted Debt of the Sonic Group on a consolidated basis to Tangible Base Capital of the Sonic Group on a consolidated basis to be greater than 4:1. After December 31, 1998, the Borrower shall not, at any time, permit the Adjusted TBC Ratio to be greater than 2.5:1.

         (C) Current Ratio. The Borrower shall not at any time permit the ratio (the "CURRENT RATIO") of Current Assets of the Sonic Group on a consolidated basis to Current Liabilities of the Sonic Group on a consolidated basis to be less than 1.25 to 1.

         (D) Fixed Charge Coverage Ratio. The Borrower shall maintain a ratio ("FIXED CHARGE COVERAGE RATIO") of (i) EBITDAR less Capital Expenditures, to
(ii) (a) Interest Expense plus (b) scheduled amortization of the principal portion of all Indebtedness for money borrowed plus (c) Rentals plus (d) taxes paid in cash during such period of the Borrower and its consolidated Subsidiaries of at least 1.3 to 1 for each fiscal quarter ending from and after the Effective Date. In each case the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending on such day.

         (E) Interest Coverage Ratio. The Borrower shall maintain a ratio (the "INTEREST COVERAGE RATIO") of EBITDA to Interest Expense of at least 2 to 1 for each fiscal quarter ending from and after the Effective Date. In each case the Interest Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending on such day.

         (F) Total Adjusted Debt to EBITDA Ratio. The Borrower shall not at any time permit the ratio (the "ADJUSTED LEVERAGE RATIO") of (i) Total Adjusted Debt of the Borrower and its consolidated Subsidiaries to (ii) EBITDA of the Borrower and its consolidated Subsidiaries, to be greater than 2.25 to 1.00. The Adjusted Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (a) for Total Adjusted Debt, Total Adjusted Debt as of the last day of each such fiscal quarter; and (b) for EBITDA, EBITDA for the twelve-month period ending on such day calculated as set forth in the definition thereof provided however, (a) for the fiscal quarter ending December 31, 1997, the Adjusted Leverage Ratio shall be calculated using EBITDA for the fiscal quarter ending December 31, 1997 multiplied by four (4), (b) for the fiscal quarter ending March 31, 1998, the Adjusted Leverage Ratio shall be calculated using EBITDA for the two fiscal quarters ending March 31, 1998 multiplied by two (2), and (c) for the fiscal quarter ending June 30, 1998, the Adjusted Leverage Ratio shall be calculated using EBITDA for the three fiscal quarters ending June 30, 1998 multiplied by four-thirds (4/3).

         (G) Loan to Value Ratio. The Borrower shall not at any time permit the ratio (the "LOAN TO VALUE RATIO") of (i) the Commitment to (ii) Scaled Assets to be greater than 3.5:1, provided, however, that at such time as all Restricted Dealerships become Unrestricted Dealerships and deliver the Dealership Guaranty and Dealership Security Agreement in the forms of Exhibit C-1 and D-1 respectively, the Loan to Value Ratio shall thereafter be 3:1.

                  All financial covenants set forth in this Section 5.4 shall be calculated by the Lender based on the calculations set forth in and the financial statements attached to Officer's Certificates delivered hereunder and shall be binding on the Borrower for all purposes of this Agreement absent manifest error.


ARTICLE VI:  EVENT OF DEFAULTS

         6.1 Event of Defaults. Each of the following occurrences shall constitute an Event of Default under this Agreement:

         (a) Failure to Make Payments When Due. The Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Advances or (ii) shall fail to pay within ten (10) days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

         (b) Breach of Certain Covenants. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Borrower under Sections 5.2(F), 5.2(K), 5.3 or 5.4.

         (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Borrower to the Lender herein or by the Borrower or any of its Subsidiaries in any of the other Loan Documents or in any written statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

         (d) Other Defaults. The Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (a), (b) or (c) of this Section 6.1), or the Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the occurrence thereof.

         (e) Default as to Other Indebtedness. The Borrower or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than Indebtedness constituting the deferred portion of the purchase price of an asset which is subject to a good faith dispute, which, together with all such other outstanding disputed Indebtedness, is not in excess of $500,000 and which is being contested by the Borrower, and provided that the Borrower has set aside adequate reserves covering such disputed Indebtedness) the outstanding principal amount of which Indebtedness is in excess of $100,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Borrower offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

         (f)  Involuntary Bankruptcy; Appointment of Receiver, Etc.

                  (i) An involuntary case shall be commenced against the Borrower or any of the Borrower's Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of the Borrower's Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

                  (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of the Borrower's Subsidiaries or over all or a substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any of the Borrower's Subsidiaries or of all or a substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

         (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Borrower or any of the Borrower's Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other similar custodian for the benefit of creditors for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

         (h) Judgments and Attachments. Any money judgment(s) (other than a money judgment covered by insurance as to which the insurance company has not disclaimed coverage or if it has reserved the right to disclaim coverage, such letter reserving the right to disclaim coverage is outstanding twelve months after such money judgment was rendered), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $250,000 is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

         (i) Dissolution. Any order, judgment or decree shall be entered against the Borrower or any of its Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Borrower or any of its Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

         (j) Loan Documents; Failure of Security. At any time, for any reason,
(i) any Loan Document as a whole that materially affects the ability of the Lender to enforce the Obligations or enforce its rights against the Collateral ceases to be in full force and effect or the Borrower or any of the Borrower's Subsidiaries party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or the Borrower or any such Subsidiary seeks to render such Liens, invalid or unperfected, or (ii) any Lien on Collateral in favor of the Lender contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect or such Lien shall not have the priority contemplated by this Agreement or the Loan Documents and such failure shall continue for three (3) days after the occurrence thereof.


         (k) Termination Event. Any Termination Event occurs which is reasonably likely to subject the Borrower or any of its Subsidiaries to liability individually or in the aggregate in excess of $250,000, and such Termination Event shall continue for three (3) days after the occurrence thereof, provided however, if such Termination Event is a Reportable Event, then prior to such Termination Event causing an Event of Default under this Section 6.1(k), such Termination Event shall continue for ten (10) days after the occurrence thereof.

         (l) Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and the Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Borrower or any Controlled Group member to liability individually or in the aggregate in excess of $250,000.

         (m) Change of Control. A Change of Control shall occur.

         (n) Hedging Agreements. Nonpayment by the Borrower or any Subsidiary of any obligation under any contract with respect to Hedging Obligations entered into by the Borrower or such Subsidiary with the Lender (or Affiliate thereof) or the breach by the Borrower or Subsidiary of any other term, provision or condition contained in any agreement and such nonpayment or breach shall continue for ten (10) days after the occurrence thereof.

         (o) Guarantor Default or Revocation. Either (a) any Sonic Guaranty shall fail to remain in full force or effect or any action shall be taken by the Borrower or any Dealership Guarantor to discontinue or to assert the invalidity or unenforceability of any Sonic Guaranty or the Borrower or any Dealership Guarantor shall fail to comply with any of the terms or provisions of any Sonic Guaranty to which it is a party, or the Borrower or any Dealership Guarantor denies that it has any further liability under any Sonic Guaranty to which it is a party, or gives notice to such effect or (b) the Subordinated Debt Documents shall fail to remain in full force or effect or any action shall be taken by O. Bruton Smith prior to such date to discontinue or to assert the invalidity or unenforceability of such Subordinated Debt Documents or O. Bruton Smith denies that he has any further liability under such Subordinated Debt Documents.

         (p) Environmental Matters. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Borrower or any of its Subsidiaries of any Contaminant into the environment, (ii) the liability of the Borrower or any of its Subsidiaries arising from the Release by any other person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries, which, in any case, has subjected or is reasonably likely to subject the Borrower or any of its Subsidiaries to liability individually or in the aggregate in excess of $250,000.

         An Event of Default shall be deemed "continuing" until cured or until waived in writing in accordance with Section 7.3.


ARTICLE VII:  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         7.1 Termination of Commitments; Acceleration. If any Event of Default described in Section 6.1(f) or 6.1(g) occurs with respect to the Borrower, the obligation of the Lender to make Advances hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Lender. If any other Event of Default occurs, the Lender may terminate or suspend its obligations to make Advances hereunder, or declare the Obligations to be due and payable, or both, whereupon, after written notice to the Borrower, the Obligations shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which the Borrower expressly waives.

         7.2 Amendments. No amendment, waiver or modification of any provision of this Agreement shall be effective unless signed by each of the parties hereto and then only to the extent in such writing specifically set forth.

         7.3 Preservation of Rights. No delay or omission of the Lender to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of an Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lender, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.


ARTICLE VIII:  GENERAL PROVISIONS

         8.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Note and the making of the Advances herein contemplated.

         8.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, the Lender shall not be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         8.3 Performance of Obligations. The Borrower agrees that the Lender may, but shall have no obligation to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral, unless such claims are being contested in good faith by the Borrower and the Borrower has set aside adequate reserves covering such tax, lien, security interest or other encumbrance and no Event of Default has occurred and is outstanding and (ii) after the occurrence and during the continuance of an Event of Default to make any payment or perform any act required of the Borrower under any Loan Document or take any other action which the Lender in its reasonable discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (y) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (z) pay any rents payable by the Borrower which are more than 30 days past due, or as to which the landlord has given notice of termination, under any lease. The Lender shall use its reasonable efforts to give the Borrower notice of any action taken under this Section 8.3 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's obligations in respect thereof. The Borrower agrees to pay the Lender, upon demand, the principal amount of all funds advanced by the Lender under this Section 8.3, together with interest thereon at the rate from time to time applicable to Advances (in excess of the Scaled Assets) from the date of such advance until the outstanding principal balance thereof is paid in full. All outstanding principal of, and interest on, advances made under this Section 8.3 shall constitute Obligations for purposes hereof.



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

         8.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         8.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower and the Lender and the Loan Documents delivered on the Effective Date supersede all prior agreements and understandings among the Borrower and the Lender relating to the subject matter thereof.

         8.6  Expenses; Indemnification.

         (A) Expenses. The Borrower shall reimburse the Lender for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Lender, which attorneys and paralegals may be employees of the Lender) paid or incurred by the Lender in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Lender for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Lender, which attorneys and paralegals may be employees of the Lender) paid or incurred by the Lender in connection with the collection of the Obligations and enforcement of the Loan Documents. In addition to expenses set forth above, the Borrower agrees to reimburse the Lender, promptly after the Lender's request therefor, for each audit or other business analysis performed by it in connection with this Agreement or the other Loan Documents at a time when an Event of Default exists in an amount equal to the Lender's then reasonable and customary charges for each person employed to perform such audit or analysis, plus all costs and expenses (including without limitation, travel expenses) incurred by the Lender in the performance of such audit or analysis. Lender shall provide the Borrower with a detailed statement of all reimbursements requested under this Section 8.6(A).

         (B) Indemnity. The Borrower further agrees to defend, protect, indemnify, and hold harmless the Lender and each of its Affiliates, and each of the Lender's, or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

                  (i) this Agreement, the other Loan Documents or any of the Transaction Documents, or any act, event or transaction related or attendant thereto or to the Related Transactions, the making of the Advances, hereunder, the management of such Advances, the use or intended use of the proceeds of the Advances hereunder, or any of the other transactions contemplated by the Transaction Documents; or

                  (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "INDEMNIFIED MATTERS");

provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or Gross Negligence of such Indemnitee as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

         (C) Notwithstanding anything else in this Agreement to the contrary, no party shall have any obligation to reimburse any person for attorneys' fees and expenses unless such fees and expenses are (i) reasonable in amount, (ii) determined without reference to any statutory presumption and (iii) calculated using the actual time expended and the standard hourly rate for the attorneys and paralegals performing the tasks in question and the actual out-of-pocket expenses incurred.

         (D) Waiver of Certain Claims; Settlement of Claims. The Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by the Borrower or any if its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transactions evidenced by this Agreement, the other Loan Documents or in connection with Related Transactions (whether or not the Lender or any Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.

         (E) Survival of Agreements. The obligations and agreements of the Borrower under this Section 8.6 shall survive the termination of this Agreement.



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

         8.7 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         8.8 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         8.9 Nonliability of Lender. The relationship between the Borrower and the Lender shall be solely that of borrower and lender. The Lender shall have no fiduciary responsibilities to the Borrower and the Lender does not take any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         8.10 GOVERNING LAW. ANY DISPUTE BETWEEN THE BORROWER AND THE LENDER, OR ANY INDEMNITEE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NORTH CAROLINA.

         8.11  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

         (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NORTH CAROLINA, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NORTH CAROLINA. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         (B) OTHER JURISDICTIONS. THE BORROWER AGREES THAT THE LENDER OR ANY INDEMNITEE SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE BORROWER OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR ENFORCE A

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JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE BORROWER
AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

         (C) SERVICE OF PROCESS. THE BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY THE LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE LENDER TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

         (D) WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (E) WAIVER OF BOND. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY


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SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT
INJUNCTION, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         (F) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 8.11, WITH ITS COUNSEL.

         8.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         8.13 Subordination of Intercompany Indebtedness. The Borrower agrees that any and all claims of the Borrower against any Dealership Guarantor, any endorser or any other guarantor of all or any part of the Obligations, or against any of its properties, including, without limitation, pursuant to the any intercompany Indebtedness permitted under Section 5.3(A)(vi), shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations. Notwithstanding any right of the Borrower to ask, demand, sue for, take or receive any payment from any Dealership Guarantor, all rights, liens and security interests of the Borrower, whether now or hereafter arising and howsoever existing, in any assets of any Dealership Guarantor shall be and are subordinated to the rights, if any, of the Lender in those assets. The Borrower shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been paid in full in cash and satisfied and all financing arrangements under this Agreement and the other Loan Documents between the Borrower and the Lender have been terminated. If, during the continuance of an Event of Default, all or any part of the assets of any Dealership Guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Dealership Guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Dealership Guarantor to the Borrower, including, without limitation, pursuant to the any intercompany Indebtedness permitted under
Section 5.3(A)(vi) ("INTERCOMPANY INDEBTEDNESS") shall be paid or delivered directly to the Lender for application on any of the Obligations, due or to become due, until such Obligations shall have first been paid in full in cash and satisfied; provided, however, ordinary course payments or distributions made by any Dealership Guarantor to the Borrower shall be required to be paid or delivered to the Lender only upon the Lender's request. The Borrower irrevocably authorizes and empowers the Lender to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the Borrower such proofs of claim and take such other action, in the Lender's own name or in the name of the Borrower or otherwise, as the Lender may deem necessary or advisable for the enforcement of this Section 8.13. The Lender may vote such proofs of claim in any such proceeding,


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receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower upon or with respect to the Intercompany Indebtedness during the continuance of an Event of Default and prior to the satisfaction of all of the Obligations and the termination of all financing arrangements under this Agreement and the other Loan Documents between the Borrower and the Lender, the Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Lender and shall forthwith deliver the same to the Lender, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower as the property of the Lender; provided, however, ordinary course payments or distributions made to or by any Dealership Guarantor to the Borrower shall be required to be paid or delivered to the Lender only upon the Lender's request after the occurrence and Continuance of an Event of Default. If the Borrower fails to make any such endorsement or assignment to the Lender, the Lender or any of its officers or employees are irrevocably authorized to make the same. The Borrower agrees that until the Obligations have been paid in full in cash and satisfied and all financing arrangements under this Agreement and the other Loan Documents between the Borrower and the Lender have been terminated, the Borrower will not assign or transfer to any Person (other than the Lender) any claim the Borrower has or may have against any Dealership Guarantor.

         8.14 Usury Not Intended. It is the intent of the Borrower and the Lender in the execution and performance of this Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of the Lender including such applicable laws of the State of North Carolina and the United States of America from time-to-time in effect. In furtherance thereof, the Lender and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and the Lender receiving same shall credit the same on the principal of its Note (or if the Note shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Note is accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Note (or, if the Note shall have been paid in full, refunded to the Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower and the Lender shall to the maximum extent permitted


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under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Note all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Loan Documents which may be in apparent conflict herewith.


ARTICLE IX:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         9.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents.

         9.2  Participations.

         (A) Permitted Participants; Effect. Subject to the terms set forth in this Section 9.2, the Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("PARTICIPANTS") participating interests in any Advance owing to the Lender, the Note, the Commitment or any other interest of the Lender under the Loan Documents on a pro rata or non-pro rata basis. Notice of such participation to the Borrower shall be required prior to any participation becoming effective. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under the Loan Documents shall remain unchanged, the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, the Lender shall remain the holder of the Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if the Lender had not sold such participating interests, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under the Loan Documents.

         (B) Voting Rights. The Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Advance or Commitment in which such Participant has an interest.

         9.3 Assignments. The Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other financial institutions approved by the Borrower within 10 days of notice to the Borrower by the Lender of such assignment (which such approval shall not be unreasonably withheld) all or a portion of its rights and obligations under this Agreement (including, without limitation, its Commitment and all Advances owing to it) pursuant to an assignment agreement in form and substance satisfactory to the Lender. Notwithstanding the foregoing, the Borrower shall not have any right to approve an assignee under this Section 9.3, after the occurrence and continuance of an Event of Default or to the extent such


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assignee is an Affiliate of the Lender, provided, however, that to the extent the Lender assigns its obligations hereunder, such Affiliate shall be a United States Person and the Lender shall have provided such financial statements as the Borrower shall have reasonably requested.

         9.4 Confidentiality. Subject to Section 9.5, the Lender shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrower in accordance with the Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such Transferee to agree (and require any of its Transferees to agree) to comply with this Section 9.4. In no event shall the Lender be obligated or required to return any materials furnished by the Borrower; provided, however, each prospective Transferee shall be required to agree that if it does not become a participant it shall return all materials furnished to it by or on behalf of the Borrower in connection with this Agreement.

         9.5 Dissemination of Information. The Borrower authorizes the Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in the Lender's possession concerning the Borrower and its Subsidiaries; provided that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with Section 9.4 the confidentiality of any confidential information described therein.


ARTICLE X:  NOTICES

         10.1 Giving Notice. Except as otherwise permitted by Section 2.8 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         10.2 Change of Address. The Borrower and the Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XI:  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and the Lender.



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ARTICLE XII:  RESTATEMENT OF ORIGINAL CREDIT AGREEMENT

         Effective as of the Effective Date, this Agreement amends and restates the Original Credit Agreement in its entirety. It is the intent of the parties hereto that this Agreement not constitute a novation, that this Agreement replace in its entirety the Original Credit Agreement, and that from and after the Effective Date the Original Credit Agreement be of no further force or effect. Upon and as of the Effective Date, all references in any Loan Document to the "Credit Agreement" shall mean and be a reference to this Agreement.



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         IN WITNESS WHEREOF, the Borrower and the Lender have executed this
Agreement as of the date first above written.


                             SONIC AUTOMOTIVE, INC.,  as the Borrower



                             By: /s/ B. Scott Smith
                                 __________________________________
                                Name: B. Scott Smith
                                      _____________________________

                                Title: Chief Operating Officer
                                      _____________________________

                             Address:
                             5401 East Independence Boulevard
                             P.O. Box 18747
                             Charlotte, North Carolina 28218
                             Attention: O. Bruton Smith
                             Telephone No.:
                             Facsimile No.:



                             FORD MOTOR CREDIT COMPANY, as Lender



                             By: /s/ L. A. Brown
                                 __________________________________
                                Name: L. A. Brown
                                      _____________________________
                                Title: Branch Operations Manager
                                      _____________________________

                             Address:
                             6302 Fairview Road
                             Suite 500
                             Charlotte, North Carolina 28210
                             Attention: Nancy Carner
                             Telephone No.:
                             Facsimile No.: